UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2 0 1 7  P R O X Y  S T A T E M E N T

Notice of Annual Meeting of Shareholders

to be held on May 5, 2017

March 24, 2017

Dear Shareholders:

On behalf of the Board of Directors, I invite you to attend GATX Corporation’s 2017 Annual Meeting of Shareholders on Friday, May 5, 2017, at 9:00 a.m. Central Time, at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois. Enclosed you will find a notice setting forth the items we expect to address at the meeting, our proxy statement, a form of proxy, and a copy of our 2016 annual report to our shareholders.

GATX had another record year in 2016, producing earnings per diluted share of $6.29, earning a return on equity of 19.6%, paying more than $67 million in dividends, repurchasing more than $120 million of common stock, and investing nearly $621 million in our businesses around the globe. This performance was especially impressive given that we were operating in an industry experiencing reduced railcar loadings, improved railroad efficiency, and declining industry lease rates for the second consecutive year. Looking forward, our strategy for shareholder value creation is discussed in detail in my 2016 letter to shareholders, which is included in our annual report.

Your vote is very important. Whether or not you plan to attend in person, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or telephone, or by signing and returning your proxy card in the enclosed envelope.

On behalf of the Board of Directors and management, I would like to thank you for your continued support of GATX. We hope you will be able to attend the meeting and look forward to seeing you there.

Sincerely,
Chairman of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

For the Shareholders Meeting to be held on May 5, 2017.

The Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders, the Annual Report to Shareholders for the year ended December 31, 2016, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at: www.envisionreports.com/GATX.

Notice of Annual Meeting of Shareholders

GATX 2017 Annual Meeting of Shareholders

Date:	Friday, May 5, 2017

Items of Business:

•       Election of 10 Directors

•      Adoption of Advisory Resolution to Approve Executive Compensation

•      Adoption of Advisory Resolution Regarding Frequency of Future Advisory Votes on Executive Compensation

•      Approval of Amended and Restated 2012 Stock Incentive Plan

•       Ratification of Independent Registered Public Accounting Firm

Time:	9:00 a.m. Central Time
Place:	The Northern Trust Company 50 South LaSalle Street Sixth Floor Assembly Room Chicago, Illinois
Record Date:	Close of business on March 10, 2017

Advance Voting Methods and Deadlines

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

•	Registered Shareholders or Beneficial Owners – 11:59 p.m. Eastern Time on May 4, 2017

•	Participants in GATX 401(k) Plans – 8:00 a.m. Eastern Time on May 1, 2017.

Go to the website identified on the proxy card • Enter the Control Number printed on the proxy card • Follow instructions on the screen.	Call the toll-free number identified on the proxy card • Enter the Control Number printed on the proxy card • Follow the recorded instructions.

Mark your selections on the enclosed proxy card

•    Date and sign your name exactly as it appears on the proxy card

•    Promptly mail the proxy card in the enclosed postage-paid envelope.

Return promptly to ensure that it is received before the deadlines stated above.

You can vote in person at the annual meeting.

By Order of the Board of Directors,

Executive Vice President, General Counsel and

Corporate Secretary

GATX CORPORATION - 2017 Proxy Statement	i

ii	GATX CORPORATION - 2017 Proxy Statement

Proxy Summary

The Board of Directors (the “Board”) of GATX Corporation (“GATX”, the “Company”, “we”, “us”, or “our”) is soliciting proxies for use at the Company’s Annual Meeting of Shareholders to be held on Friday, May 5, 2017 (the “Annual Meeting”). This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 24, 2017.

This summary highlights information elsewhere in this Proxy Statement and does not contain all of the information you should consider in voting. Please read the entire Proxy Statement carefully before voting your shares.

Annual Meeting of Shareholders

  When  g May 5, 2017, 9:00 a.m. Central Time

  Where g The Northern Trust Company,

                    50 South  LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois

You may vote if you were a shareholder of record at the close of business on March 10, 2017. We hope that you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented.

We urge you to read the Proxy Statement carefully and to vote your shares in accordance with the Board’s recommendations by Internet or telephone, or by signing and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

Voting Recommendations of the Board

Item	Description	For	Against	Page
1	Election of directors			14
2	Adoption of advisory resolution approving our executive compensation			24
3	Adoption of advisory resolution selecting EVERY YEAR as the frequency of future votes on executive compensation			25
4	Approval of our Amended and Restated 2012 Stock Incentive Plan			51
5	Ratification of independent registered public accounting firm			63

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Voting at the Annual Meeting (page 72)

If your shares are registered in your name with our transfer agent, you may vote in person at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will not be able to vote in person at the Annual Meeting unless you first obtain a legal proxy from your nominee. For further information, please see How do I vote? on page 72.

Questions and Answers (page 72)

We encourage you to review the Questions and Answers about the Annual Meeting beginning on page 72 for answers to common questions about the rules and procedures surrounding the proxy and annual meeting process.

GATX CORPORATION - 2017 Proxy Statement	1

PROXY SUMMARY

CORPORATE GOVERNANCE (PAGE 5)

GATX has a long-standing commitment to strong corporate governance, which promotes the long-term interests of shareholders and strengthens Board and management accountability. Highlights of our corporate governance practices include:

✓	Annual Election of Directors	✓	Annual CEO Succession Planning by Full Board
✓	Majority Voting for Directors	✓	Risk Oversight by Full Board and Committees
✓	Resignation Policy for Directors who Fail to Receive a Majority Vote	✓	Annual Board and Committee Self-Evaluations
✓	9 of 10 Director Nominees are Independent	✓	No Poison Pill
✓	Diversity of Experience and Skills Among Directors	✓	Anti-Hedging/Anti-Pledging Policies for Directors, Officers, and Employees
✓	Annual Director Skills Assessment and Board Succession Planning	✓	Share Ownership Requirements for Directors and Executive Officers
✓	Independent Lead Director	✓	Clawback Policy for Equity Awards and Incentive Compensation
✓	Independent Audit, Compensation, and Governance Committees	✓	Annual “Say on Pay” Advisory Vote
✓	Regular Executive Sessions of Independent Directors	✓	Active Shareholder Engagement Program

DIRECTOR NOMINEES (PAGE 16)

The following table provides summary information about each director nominee.

Name	Age	Director Since	Principal Occupation	Committee Memberships[1]	Other Public Company Boards
Diane M. Aigotti*	52	2016	Executive Vice President, Managing Director and Chief Financial Officer, Ryan Specialty Group, LLC	A	1
Anne L. Arvia*	53	2009	Acting President, Managing Director, USAA Bank	A (Chair), G	0
Ernst A. Häberli*	68	2007	Retired; Former President, Commercial Operations International, The Gillette Company	C, G	0
Brian A. Kenney	57	2004	Chairman, President and Chief Executive Officer, GATX Corporation	None	1
James B. Ream*	61	2008	Former Senior Vice President – Operations, American Airlines	A, C (Chair)	0
Robert J. Ritchie*	72	2011	Retired; Former Chief Executive Officer, Canadian Pacific Railway Company	A, G	0
David S. Sutherland*	67	2007	Retired; Former President and Chief Executive Officer, IPSCO, Inc.	LD	2
Casey J. Sylla*	73	2005	Retired; Former Chairman and Chief Executive Officer, Allstate Life Insurance Company	A, C	2
Stephen R. Wilson*	68	2014	Retired; Former Chairman, President and Chief Executive Officer, CF Industries Holdings, Inc.	A, C	1
Paul G. Yovovich*	63	2012	President, Lake Capital	C, G (Chair)	0

*	Independent Director
1	A = Audit Committee; C = Compensation Committee; G = Governance Committee; LD = Lead Director

2	GATX CORPORATION - 2017 Proxy Statement

PROXY SUMMARY

APPROVAL OF 2016 EXECUTIVE COMPENSATION (PAGE 24)

Railcar leasing is our core business, accounting for approximately 85% of our 2016 revenue. Our rail customers operate in cyclical markets, such as the petroleum, chemical, fertilizer, food/agricultural, transportation, and construction industries. Combined with changing macroeconomic conditions and swings in railcar supply, this results in significant volatility in utilization and lease rates for railcars over time. At the same time, railcars have very long useful lives of 20-45 years. Thus, we have to proactively manage our business with a long-term view, which includes buying, leasing, maintaining, and selling railcars into these constantly changing business conditions over decades.

Our compensation programs reflect this cyclicality by appropriately rewarding management to emphasize current financial returns over growth in capital employed during stronger markets and, conversely, to emphasize growth in capital employed over current financial returns in weaker markets. In this way, our Compensation Committee believes that our plans have been designed to reward executives for achieving those goals that will have the most beneficial impact on our financial performance and long-term shareholder value in light of where we are in the business cycle.

In 2016, the rail industry experienced reduced railcar loadings, improved railroad efficiency, and declining lease rates for the second consecutive year. Despite these difficult market conditions, GATX performed extremely well in 2016 as we had been successful in prior years in extending lease terms to lock in attractive lease rates. Our focus on maintaining fleet utilization enabled us to keep close to 99% of our railcars out on lease to customers, although the rates on renewed leases were lower than expiring rates. We further optimized our fleet by selling railcars in the secondary market at attractive prices, and we successfully placed future years’ railcar deliveries from our committed purchase agreement well in advance of their delivery dates. In addition, our strong balance sheet also offered us flexibility to pursue secondary market acquisition opportunities that may arise. We believe that these actions have prepared GATX to capitalize on the inherent cyclicality in our markets and positioned us well to achieve our twin objectives of growth and return over the long term.

Key 2016 Accomplishments

Record Earnings	• Net income of $257.1 million
• Record earnings per diluted share of $6.29
• Return on equity of 19.6%
Strong Operating Performance	• Maintained extremely high fleet utilization of 98.9%
• Placed 92% of our 2017 new railcar deliveries with customers well in advance of their delivery dates
• Optimized our fleet by selling railcars into a robust secondary market, generating $46 million in remarketing income in North America
• Invested nearly $621 million, primarily in our rail business in North America and Europe
• Disciplined selling, general, and administrative (“SG&A”) spending resulted in a 5% reduction from 2015
Returned Cash to Shareholders	• Increased dividend for 6th consecutive year to $1.60 per share
• Completed our 98th consecutive year of uninterrupted dividends
• Returned over $185 million to shareholders through share repurchases and dividends.

Our compensation plans are directly linked to our financial and operating performance and creation of long-term shareholder value. Approximately 80% of our Chief Executive Officer’s compensation and approximately 63% of our other named executive officers’ compensation is performance-based and not guaranteed. We encourage you to read the Compensation Discussion and Analysis starting on page 26 for more details regarding our performance and the alignment of our executive compensation with our performance and long-term shareholder value.

GATX CORPORATION - 2017 Proxy Statement	3

PROXY SUMMARY

FREQUENCY OF FUTURE SAY-ON-PAY VOTES (PAGE 25)

Each year, we offer shareholders the opportunity to cast an advisory vote on our executive compensation (“say-on-pay”). This year, we are asking shareholders to cast an advisory vote on the future frequency of say-on-pay votes. Under applicable law and SEC regulations, say-on-

pay votes may be held every one, two, or three years. We have been conducting annual say-on-pay votes since 2011, and our Board is recommending that shareholders vote to approve a frequency of EVERY YEAR for future say-on-pay votes.

APPROVAL OF OUR AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN (PAGE 51)

Our Board is seeking shareholder approval of an amendment, restatement, and continuation of our 2012 Incentive Award Plan, which among other things increases the shares available for grant by 3,500,000 shares. Equity compensation is a key element of our compensation programs. Under our current forecasts, the Plan will run out of shares available for grant within the next 12 months, and we will be unable to continue to issue equity to our employees and directors unless shareholders approve the amended and restated Plan. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining, and motivating our employees and directors if we are unable to make equity grants to them. Accordingly, our Board is recommending that shareholders vote to approve the amendment, restatement, and continuation of the Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 63)

We ask that our shareholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2017. Below is summary information about Ernst & Young LLP’s fees for services provided in 2016 and 2015.

Type of Fees	2016	2015
Audit Fees	$2,747,000	$2,427,000
Audit-Related Fees	$134,000	$125,000
Tax Fees	$44,500	$33,500
All Other Fees	$2,000	$2,000
TOTAL Fees	$2,927,500	$2,587,500

4	GATX CORPORATION - 2017 Proxy Statement

Proxy Statement

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of GATX and our shareholders. Its responsibilities include the following:

•	reviewing and approving our major financial objectives, strategic and operating plans, strategic transactions with third parties, and other significant actions

•	overseeing the conduct of our business

•	assessing business risks to evaluate whether any changes to our business, strategy, or risk management practices may be warranted

•	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures

•	ensuring compliance with law and ethical standards.

GATX has a long-standing commitment to strong corporate governance and ethical standards. Demonstrating this commitment, the Board has adopted the GATX Corporate Governance Guidelines, Code of

Business Conduct and Ethics, and Code of Ethics for Senior Company Officers, as well as charters for each of the Board’s committees. These documents constitute the foundation of our corporate governance structure and are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

The Board and its committees meet throughout the year on an established schedule and hold special meetings from time to time as appropriate. Following each meeting, the Board’s independent directors meet in executive sessions without the Chairman and Chief Executive Officer or other members of management present. The Lead Director serves as Chair of the executive sessions of the Board.

The Board met six times during 2016. During 2016, each director attended at least 75% of the meetings of the Board and the committees on which he or she served. We encourage all directors to attend the 2017 Annual Meeting of Shareholders, and in 2016, all directors then serving on the Board attended the annual meeting.

Board Independence

The Board has adopted the GATX Director Independence Standard set forth in Exhibit A to this Proxy Statement to evaluate the independence of directors and director nominees and to ensure compliance with the independence standards required by the New York Stock Exchange (“NYSE”) for listed companies. In accordance with this standard, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the following directors has a material relationship with GATX other than in his or her capacity as a member of the Board and that all of the following directors are independent: Diane M. Aigotti, Anne L. Arvia, Ernst A. Häberli, James B. Ream, Robert J. Ritchie, David S. Sutherland, Casey J. Sylla, Stephen R. Wilson, and Paul G. Yovovich.

Board Leadership Structure

•	Brian A. Kenney serves as our Chairman and Chief Executive Officer

•	David S. Sutherland serves as our Lead Director

•	9 of our 10 directors are independent under the NYSE listing standards and the GATX Director Independence Standard

•	All of the members of the Board’s Audit, Compensation, and Governance Committees are independent.

The Board believes that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders because the Chief Executive Officer’s extensive knowledge of our business and strategy provides the Board with a clear understanding of the issues facing the Company and promotes effective Board decision-making, alignment on corporate strategy, and effective execution of that strategy by management.

GATX CORPORATION - 2017 Proxy Statement	5

CORPORATE GOVERNANCE

In selecting the Chairman of the Board, the Board believes it is important to select the most qualified and appropriate director to serve as Chairman, whether that individual is an outside director or a member of executive management. Currently, Brian A. Kenney, our Chief Executive Officer, serves as Chairman. The Board believes that Mr. Kenney is the most appropriate individual to serve as Chairman because of his extensive knowledge of our business and strategy, as well as his demonstrated skill and commitment to performing effectively as Chairman of the Board. Having the Chief Executive Officer serve as Chairman provides the Board with a clear understanding of issues facing GATX, which, in turn, promotes effective Board decision-making, alignment on corporate strategy, and accountability of management.

Our Board is structured to promote independence whether or not its Chairman is a member of executive management. The entire Board, with the exception of Mr. Kenney, consists of independent directors, and the Audit, Compensation, and Governance Committees also are composed entirely of independent directors. The independent directors on the Board meet after each Board meeting in executive sessions that are not attended by Mr. Kenney or other members of management.

In addition, under our Corporate Governance Guidelines, the independent directors serving on the Board annually designate an independent Lead Director to provide leadership to the non-management members of the Board and to work with the Chairman and Chief Executive Officer and the other Board members to provide effective and independent oversight of our management and affairs. Currently, David S. Sutherland serves as Lead Director. The Board’s independent directors have adopted the Lead Director Guidelines, which establish the powers and duties of the Lead Director, including the following:

•	presiding at meetings of the Board if the Chairman and Chief Executive Officer is not present

•	regularly convening and serving as chair of executive sessions of the independent directors

•	serving as principal liaison between the Chairman and Chief Executive Officer and the independent directors

•

advising the Chairman and Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties

•

in consultation with the Chairman and Chief Executive Officer, establishing the meeting schedules and agendas for each Board meeting to ensure that the Board has adequate time for discussion and consideration of matters

•	interviewing, along with the Chair of the Governance Committee, all director candidates and making recommendations to the Governance Committee.

Board Committees

Director*	Board of Directors	Audit Committee	Compensation Committee	Governance Committee
Diane M. Aigotti	●	●
Anne L. Arvia	●	C		●
Ernst A. Häberli	●		●	●
Brian A. Kenney	C
James B. Ream	●	●	C
Robert J. Ritchie	●	●		●
David S. Sutherland*	L
Casey J. Sylla	●	●	●
Stephen R. Wilson	●	●	●
Paul G. Yovovich	●		●	C
Number of 2016 meetings	6	6	5	5

*	In the table above, “C” means Chair and “L” means Lead Director.

6	GATX CORPORATION - 2017 Proxy Statement

CORPORATE GOVERNANCE

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the listing standards of the NYSE. Mr. Sutherland serves as Lead Director and, while he does not serve as a member of any particular Board committee, he has a standing invitation as Lead Director to attend the meetings of all Board committees.

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

Audit Committee

The Board has determined that each member of the Audit Committee has accounting or related financial management expertise and is “financially literate”, as that term is used in the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert”, as such term is defined by the rules of the US Securities and Exchange Commission (“SEC”). All members of the Audit Committee satisfy the NYSE’s independence standards applicable to audit committee members.

The Audit Committee’s functions include retaining and overseeing our independent registered public accounting firm and reviewing any related party transactions. The Audit Committee also assists the Board in oversight of:

•	the integrity of our financial statements
•	our compliance with legal and regulatory requirements

•	our guidelines, policies, and procedures with respect to risk assessment and risk management

•	the independent registered public accounting firm’s qualifications and independence

•	the performance of our internal audit function and the independent registered public accounting firm.

The Audit Committee maintains free and open communication, and meets separately at each regularly scheduled committee meeting, with our independent registered public accounting firm, our internal auditor, and management.

Compensation Committee

The Compensation Committee’s functions include:

•	conducting an annual evaluation of the Chief Executive Officer’s performance

•	annually setting the Chief Executive Officer’s compensation level and reviewing and approving compensation levels of our other senior officers

•	establishing and administering our incentive compensation plans, equity-based plans, and other bonus plans, including granting awards and approving payouts under our plans

•	annually reviewing the corporate goals and objectives relating to compensation of our Chief Executive Officer and other senior officers

•	periodically reviewing and making recommendations to the Board regarding the compensation of our non-management directors

•	evaluating the qualifications and independence of the Compensation Committee’s independent compensation consultant.

During 2016, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant. In addition to providing advice on various aspects of GATX’s compensation plans, programs, and policies, Pay Governance also advises the Compensation Committee periodically on current trends and best practices and reviews the agendas and supporting materials with management and the Compensation Committee Chair in advance of each committee meeting. A representative of Pay Governance attends all Compensation Committee meetings, including executive sessions at which management is not present, and meets independently with the Compensation Committee as appropriate. In addition, Pay Governance provides specific recommendations for the Chief Executive Officer’s compensation and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives.

GATX CORPORATION - 2017 Proxy Statement	7

CORPORATE GOVERNANCE

Governance Committee

The Governance Committee’s functions include:

•	identifying individuals qualified to become Board members and recommending to the Board a slate of director nominees for election at each annual meeting of shareholders

•	ensuring that all of the Board committees have the benefit of qualified and experienced independent directors

•	annually reviewing a matrix of director skills to ensure a diversity of relevant experience and skills on the Board

•

developing and overseeing an effective set of corporate governance policies and procedures designed to ensure that GATX adheres to strong corporate governance and ethical standards and complies with all applicable legal and regulatory requirements

•

overseeing the evaluation of the Board’s performance and effectiveness, including the directors’ attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate.

Annual Board and Committee Evaluations

The Board conducts an evaluation of its performance and effectiveness on an annual basis. The purpose of the evaluation is to obtain the directors’ feedback on the Board’s performance and identify ways to enhance its effectiveness. As part of the evaluation, each director receives a written questionnaire developed by the Governance Committee to solicit input on the Board’s performance, effectiveness, composition, priorities, and culture. Using the questionnaire as a guide, the Governance Committee Chair conducts personal interviews with all directors to obtain their feedback and discuss any other issues or concerns they may have. The Governance Committee Chair compiles the collective views and comments of the directors and then reports the results of the evaluation to the full Board.

Each of the Board’s committees conducts its own evaluation using the same process as the Board evaluation. The Chair of each committee conducts personal interviews with the other committee members and, after compiling the results, presents a report to the committee and the full Board.

Each year, the Governance Committee Chair conducts a personal interview with each Board member to gather in-depth perspectives and candid insight about Board performance and effectiveness. The Chair of each committee follows the same process to obtain feedback from committee members on the committee’s performance and effectiveness.

Board Refreshment

The Board, led by the Governance Committee, regularly evaluates its own composition and succession plans in light of the Company’s evolving business and strategic needs. The focus of this process is to ensure that the Board is composed of directors who possess a wide variety of relevant skills, professional experience, and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. While the Board does not have a formal policy on diversity, the Board values diversity in viewpoints, professional experiences, education, skills, and other individual qualities and attributes that contribute to an active, effective Board. The Board believes that new ideas and perspectives are critical to a forward-looking and strategic Board, as are the extensive experience and deep understanding of our business and industry that long-serving directors possess. Accordingly, in its board refreshment and succession planning process, the Board considers both the benefits of continuity and fresh perspectives that new directors can bring.

In considering potential director candidates, the Governance Committee and Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, experience, and attributes that would be beneficial to the Board’s oversight role. For more information, see Director Criteria and Nomination Process on page 14.

8	GATX CORPORATION - 2017 Proxy Statement

CORPORATE GOVERNANCE

In October 2016, the Board appointed Diane M. Aigotti upon the recommendation of the Governance Committee.

For more information on Ms. Aigotti’s skills and experience, see Nominees for Election to the Board of Directors on page 16.

Succession Planning

The Board regularly reviews long-term and emergency succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible Chief Executive Officer candidates, the Board identifies the key skills, experience, and capabilities it believes are required to be an effective Chief Executive Officer in light of the Company’s business strategies, opportunities, and challenges. In addition, the Board ensures that directors have substantial opportunities over the course of the year to engage with possible succession candidates.

GATX CORPORATION - 2017 Proxy Statement	9

CORPORATE GOVERNANCE

Risk Oversight

FULL BOARD

While management is responsible for managing risk, the Board and its committees play a role in overseeing our risk management practices. We have robust internal processes and an effective internal control environment that facilitates identification and management of risk and regular communication with the Board. These include an enterprise risk management program, regular internal management disclosure committee meetings, codes of business conduct and ethics, a strong ethics and compliance program, and a comprehensive internal and external audit process. The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board.

•

•

•

•

•

•

•

•

•

•

•

•

•

•

•

Audit Committee	Compensation Committee	Governance Committee

Plays a key role in the Board’s risk oversight process, particularly in relation to risks that could have a financial impact, such as financial reporting, taxes, accounting, disclosure, internal controls, legal matters, and our ethics and compliance programs.

Discusses our risk assessment and risk management guidelines and policies with management, the internal auditors, and the independent registered public accounting firm.

Receives regular reports from management and discusses steps taken by management to monitor and control risk exposures.

Reviews all of our quarterly financial reports, including any disclosure therein of risk factors affecting us and our business.

Provides regular reports to the Board on its risk oversight activities and any issues identified thereby.

Manages risks associated with personnel and compensation issues, including executive compensation.

Receives regular reports from the independent compensation consultant and management concerning our compensation plans, policies, and practices.

Sets performance goals under our annual and long-term incentive plans and oversees our compensation plans, policies, and practices.

Provides regular reports to the Board on its oversight of compensation-related risks.

Together with Compensation Committee’s independent consultant, provides input to our human resources staff in conjunction with their annual assessment of potential risks that may be created by our compensation plans, policies, and practices. The assessment conducted for 2016 found that our compensation plans, policies, and practices did not create risks that would be reasonably likely to have a material adverse effect on GATX. In reaching this conclusion, we considered the mix of compensation paid to employees, as well as the risk control and mitigation features of our plans, including appropriate performance measures and targets, incentive plan payout maximums, our compensation clawback policy, and mandatory stock retention requirements for our executive officers.

Manages risks associated with governance issues, such as the independence of the Board, Board effectiveness and organization, corporate governance, and director succession planning.

Reviews the skills and experience of the directors on a regular basis to ensure the diversity of relevant experience necessary for an effective Board.

Maintains corporate governance guidelines and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards.

Provides regular reports to the Board on its activities.

10	GATX CORPORATION - 2017 Proxy Statement

CORPORATE GOVERNANCE

Anti-Hedging, Anti-Pledging Policies

In addition to prohibiting our directors, officers, and employees from trading in GATX stock while in possession of material non-public information, our Insider Trading Policy also prohibits certain transactions in GATX stock that may create the potential for the interests of a director, officer, or employee to diverge from the interests of GATX and its shareholders. In particular, our policy prohibits directors, officers, and employees from engaging in hedging transactions, short sales, and transactions in publicly traded options involving GATX stock. The policy also prohibits directors, officers, and employees from holding GATX stock in a margin account or pledging GATX stock as collateral for a loan.

Related Party Transactions

Related Party Transactions Approval Policy

We recognize that transactions with related parties present a heightened risk of real or perceived conflicts of interest and, therefore, may raise questions as to whether those transactions are consistent with the best interests of GATX and its shareholders. Accordingly, we have a formal, written policy, which requires that all related party transactions are subject to review and approval by the Audit Committee. A “related party transaction” means any transaction (or series of transactions) valued at over $120,000 in which GATX is a participant and in which any “related party” has or will have a direct or indirect material interest. Our policy defines a “related party” to include all of our directors and executive officers, holders of more than 5% of our voting stock, and the immediate family members of those persons.

Under our policy, the Audit Committee will approve a related party transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of GATX and its shareholders, including, for example, situations where:

•	the transaction may enable us to obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources

•	the transaction is on “arm’s length” terms comparable to the terms on which we provide products or services to unrelated third parties or to our employees generally.

Upon completion of its review, the Audit Committee will approve or disapprove the related party transaction. In approving any related party transaction, the Audit Committee also will make a determination that the transaction does not constitute a conflict of interest under our Code of Business Conduct and Ethics.

Shareholder Transaction

As of December 31, 2016, BlackRock, Inc. (including its affiliated entities, “BlackRock”) was the beneficial owner of approximately 10.1% of our outstanding common stock. BlackRock also provides investment management services to our pension plans in the United States and in the United Kingdom. During the year ended December 31, 2016, the total amount of the fees paid by

GATX to BlackRock for investment management services was approximately $126,000. The aggregate amount of our pension assets under management by BlackRock as of December 31, 2016 was approximately $21.4 million. This relationship was originally approved by the Audit Committee in 2010.

Director and Officer Indemnification and Insurance Arrangements

As required by our By-Laws, we indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. In addition, we have entered into indemnification agreements with each member of the Board that contractually obligate us to provide this indemnification to our directors.

Pursuant to the New York Business Corporation Law and our By-Laws, we maintain insurance policies that provide liability protection to our directors and officers for claims for which they may not be indemnified by the Company. These insurance policies also provide reimbursement to GATX for indemnification payments we make on behalf of our directors and officers, subject to the conditions and exclusions specified in the policies.

GATX CORPORATION - 2017 Proxy Statement	11

CORPORATE GOVERNANCE

Shareholder Engagement

We believe that understanding issues of importance to our shareholders is critical for us to address their interests in a meaningful and effective way. It is also a tenet of good corporate governance. In that light, we engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, executive compensation, and corporate governance. Dialogue and engagement with our shareholders helps us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations.

Our shareholder and investor outreach includes investor road shows, analyst meetings, and investor conferences.

We also communicate with shareholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. We hold conference calls for our quarterly earnings releases and other major corporate events which are open to all. These calls are available in real time and as archived webcasts on our website.

In addition, over the last eighteen months, members of our Board and our executive officers have met with four of our largest shareholders, who collectively own over 50% of our outstanding shares, to solicit their views on corporate governance, executive compensation, business strategy, and other topics of interest to them.

Environmental, Health, and Safety

GATX’s vision is to be recognized as the finest railcar leasing company in the world by our customers, shareholders, employees, and the communities in which we operate. Consistent with that vision, we are committed to operating at the highest levels of safety and ethics, and in compliance with environmental, health, and safety (“EHS”) rules, regulations, and standards applicable to our business.

GATX was the first U.S. railcar leasing company to achieve certification as a Responsible Care® Partner, as certified by the American Chemistry Council and the Chemical Industry Association of Canada. The Responsible Care® Partnership program is voluntary and, as a partner, we are required to meet technical and management standards for operations, environmental protection, employee health and safety, product and transportation safety, emergency response, and stakeholder dialogue. GATX facilities are audited on a periodic basis by nationally-accredited, independent auditors.

Using the Responsible Care® framework, we have established an EHS management system that strives for continuous improvement. Our EHS department continually measures our performance and sets goals for improvement in many key metrics such as incident rate, community involvement and support, environmental emissions, worker’s compensation, waste generation, and energy consumption. Our management team also takes an active role in developing and communicating our annual EHS goals across the organization and monitoring the Company’s efforts to achieve those goals.

GATX’s repair and maintenance facilities maintain an ongoing relationship with first responders in the communities where we operate to coordinate response plans in the event of an EHS incident involving our railcars or our facilities. In addition, we offer a TankTrainer® Program that provides hands-on training in the proper use and handling of railcars for customers, railroads, and first responders. Since 1993, our TankTrainer® has conducted more than 250 mobile training events for nearly 22,000 emergency responders and customers.

12	GATX CORPORATION - 2017 Proxy Statement

CORPORATE GOVERNANCE

Communication with the Board

GATX shareholders and other interested parties may, at any time, communicate directly with the Board, any of our directors individually (including the Lead Director), or our non-management directors as a group through the office of our Corporate Secretary as follows:

•	by mail addressed to the Board, any director, or the non-management directors as a group, c/o the Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606

•	electronically by sending an e-mail to contactboard@gatx.com
•	anonymously by telephone by calling (888) 749-1947.

Our Corporate Secretary will review communications received by any of these methods and forward the communication promptly to the Board, individual directors, the Lead Director, or the non-management directors as a group, as appropriate, depending on the subject matter and facts and circumstances described in the communication.

Communications that are not related to the duties and responsibilities of the Board, are patently frivolous, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded.

GATX CORPORATION - 2017 Proxy Statement	13

PROPOSAL 1:    ELECTION OF DIRECTORS

Director Criteria and Nomination Process

Each year, the Board nominates a slate of director candidates for election at the Annual Meeting of Shareholders. The Board has delegated the process for screening potential director candidates to the Governance Committee with input from the Chairman and Chief Executive Officer and the Lead Director. When the Governance Committee determines that it is desirable to add a director or fill a vacancy on the Board, it will identify one or more individuals qualified to become directors and recommend them to the Board. In identifying qualified individuals, the Governance Committee generally retains a search firm for this purpose. To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	the highest level of personal and professional ethics, integrity, and values

•	an inquisitive and objective perspective

•	broad experience at the policy-making level in business, finance, accounting, government, or education

•

expertise and experience relevant to GATX and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained

•	broad business and social perspective and mature judgment

•	commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business

•	demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision-making process

•	willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member

•	independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management.

Diversity is a factor considered when identifying prospective nominees for our Board, although the Governance Committee does not have a formal diversity policy. Nominees are selected so that the Board represents a diversity of viewpoints, professional experiences, education, skills, and other individual qualities and attributes that contribute to an active, effective Board.

14	GATX CORPORATION - 2017 Proxy Statement

ELECTION OF DIRECTORS

Director Experience, Qualifications, and Skills

The Governance Committee is responsible for recommending to the full Board a slate of director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board. We believe that each of the nominees satisfies the criteria for membership set forth above and has key skills and attributes that are important to an effective board. Each of the nominees, other than Mr. Kenney, is also independent of the Company and management. See Board Independence on page 5.

Listed below are certain key experiences, qualifications, and skills of our director nominees that the Governance Committee believes are relevant and important in light of GATX’s business and structure.

GATX CORPORATION - 2017 Proxy Statement	15

ELECTION OF DIRECTORS

Shareholder Recommendation and Nomination of Directors

The Board also will consider any candidates who may be recommended by shareholders. The Board conducts such inquiry into each candidate’s background, qualifications, and independence as it believes is necessary or appropriate under the circumstances and regardless of whether the candidate was recommended by shareholders or by others. Any recommendations of director candidates by shareholders should be submitted to the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 222 West Adams Street,

Chicago, Illinois 60606. The recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules, applicable law, and our By-Laws. If a shareholder submits a director candidate in accordance with the requirements specified in our By-Laws, the Governance Committee will consider such director candidate using the same standards it applies to evaluate other director candidates.

Nominees for Election to the Board of Directors

Our Board is currently composed of ten directors, all of whom are standing for election for a term of one year, to serve until the 2018 Annual Meeting of Shareholders or until their successors are elected and qualified. Other than Ms. Aigotti, all directors are standing for re-election. Ms. Aigotti was appointed to the Board in October of 2016 and is standing for election by the shareholders for the first time at this Annual Meeting. She was first identified as a candidate for the Board by a third party search firm, and was appointed to the Board upon the recommendation of the Governance Committee. All director nominees have consented to serve on the Board, if elected. At the time of the Annual Meeting, if any director nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board to fill the vacancy, or the size of the Board may be reduced accordingly.

Please see below for information on the background of each of the ten director nominees, as well as each individual’s specific experience, qualifications, and skills that led the Board to conclude that such individual should serve on the Board in light of the Company’s business and leadership structure.

The Board of Directors recommends that you vote FOR each director nominee named below.

16	GATX CORPORATION - 2017 Proxy Statement

ELECTION OF DIRECTORS

Diane M. Aigotti

Director Since:    2016

Career Highlights:

Ryan Specialty Group, LLC

-    Executive Vice President, Managing Director and Chief Financial Officer (2010 to present)

Aon plc (f/k/a Aon Corp.)

-    Senior Vice President, Chief Risk Officer and Treasurer (2000 to 2008)

University of Chicago Hospitals and Health System

-    Vice President of Finance (1998 to 2000)

City of Chicago

-    Budget Director (1995 to 1997)

Experience and Qualifications of Particular Relevance to GATX

Ms. Aigotti serves as a member of the Audit Committee. In deciding to nominate Ms. Aigotti, the Board considered her extensive financial expertise and her experience as the Chief Financial Officer of a large global insurance organization, as well as her prior experience as Chief Risk Officer and Treasurer at a NYSE-listed global insurance, risk management, and human resources firm. She has significant expertise in key areas such as financial planning and reporting, operations, risk management, treasury management, mergers and acquisitions, information technology, and tax and regulatory compliance. As a result, she is able to provide the Board with valuable insights on issues that are critical to the Board’s oversight of our business, strategy, and operations. Ms. Aigotti also has significant board and corporate governance experience as she serves on the board of directors of PrivateBancorp, Inc., and as a member of PrivateBancorp’s Corporate Governance and Business Risk Committees.

Anne L. Arvia

Director Since:    2009

Career Highlights:

USAA Bank

-    Acting President, Managing Director (November 2016 to present)

USAA Bank

-    Senior Vice President, Managing Director (August 2015 to November 2016)

Nationwide Direct Distribution

-    President (August 2012 to August 2015)

Nationwide Retirement Plans

-    President (2009 to August 2012)

Nationwide Bank

-    Chief Executive Officer (2006 to 2009)

ShoreBank

-    President and Chief Executive Officer (2001 to 2006)

-    Chief Financial Officer (1998 to 2001)

-    Assistant Controller (1991 to 1998)

Experience and Qualifications of Particular Relevance to GATX

Ms. Arvia serves as the Chair of the Audit Committee and as a member of the Governance Committee. In deciding to nominate Ms. Arvia, the Board considered her qualifications as a Certified Public Accountant and an Audit Committee Financial Expert as well as her experience and knowledge of accounting standards and financial reporting rules and regulations. In addition, Ms. Arvia’s experience in various senior management positions in the financial services sector provides the Board with valuable expertise on investment, operations, risk management, and financial matters.

GATX CORPORATION - 2017 Proxy Statement	17

ELECTION OF DIRECTORS

Ernst A. Häberli

Director Since:    2007

Career Highlights:

The Gillette Company

-    President, Commercial Operations International (2001 to 2004)

Fort James Corporation

-    President, North American Tissue Operations and Technology (2000)

-    Executive Vice President and Chief Financial Officer (1997 to 1999)

-    Senior Vice President, Strategy (1996 to 1997)

-    Director (1998 to 2000)

Pet International

-    President (1990 to 1995)

Phillip Morris Companies, Inc.

-    Various executive roles (1985 to 1990)

Boston Consulting Group

-    Various consulting roles (1978 to 1985)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Häberli is a member of the GATX Compensation and Governance Committees. In deciding to nominate Mr. Häberli, the Board considered his many years in senior executive positions at leading multinational companies, which enables him to bring to the Board extensive operating, marketing, financial, and management experience. In addition, Mr. Häberli has considerable experience with mergers and acquisitions, private equity, and capital markets matters. He also provides the Board with valuable insights into international business development in light of his significant experience in global business markets.

Brian A. Kenney

Director Since:    2004

Career Highlights:

GATX Corporation

-    Chairman, President and Chief Executive Officer (2005 to present)

-    President (2004 to 2005)

-    Senior Vice President, Finance and Chief Financial Officer (2002 to 2004)

-    Vice President, Finance and Chief Financial Officer (1999 to 2002)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Kenney serves as our Chairman of the Board and Chief Executive Officer. In deciding to nominate Mr. Kenney, the Board considered his unique perspective that comes from managing the Company’s business on a day-to-day basis, as well as his significant operating, risk management, and transportation industry experience. His extensive financial background and expertise make him particularly well qualified to serve as Chairman of the Board as he is able to provide critical insight into the Company’s leasing business and corporate strategies. Mr. Kenney also has significant board and corporate governance experience as he serves on the board of directors of USG Corporation, a publicly held manufacturer and supplier of building supply products. He is the Chair of USG’s Finance Committee and also serves on the USG Governance Committee.

18	GATX CORPORATION - 2017 Proxy Statement

ELECTION OF DIRECTORS

James B. Ream

Director Since:    2008

Career Highlights:

American Airlines

-    Senior Vice President—Operations (January 2012 to January 2014)

-    Senior Vice President, Maintenance and Engineering (January 2010 to January 2012)

-    Managing Director, Financial Planning and Analysis (1992 to 1994)

ExpressJet Holdings, Inc.

-    Chief Executive Officer (2002 to January 2010)

-    President (1999 to January 2010)

-    Director (2002 to January 2010)

Continental Airlines, Inc.

-    Various executive roles (1995-1999)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Ream serves as the Chair of the Compensation Committee and as a member of the Audit Committee. In deciding to nominate Mr. Ream, the Board considered his financial and accounting expertise and his qualifications as an Audit Committee Financial Expert. With his years of experience as a senior executive in the transportation industry, Mr. Ream brings to the Board considerable expertise in strategic planning and management issues, including extensive experience relating to financing, management, maintenance, customer relations, regulatory issues, and operations of large fleets of transportation assets.

Robert J. Ritchie

Director Since:    2011

Career Highlights:

Canadian Pacific Railway Company

-    Chief Executive Officer (1995 to 2006)

-    President (1990 to 2005)

-    Executive Vice President, Operations and Marketing (1987 to 1990)

-    Vice President, Marketing and Sales (1984 to 1987)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Ritchie serves as a member of the Audit and Governance Committees. In deciding to nominate Mr. Ritchie, the Board considered his financial and accounting expertise, his qualifications as an Audit Committee Financial Expert, and his prior experience as a Chief Executive Officer and board member of a large, publicly held railroad company. With his long career in the railway industry, Mr. Ritchie brings to the Board critical operating, industry, commercial, railcar portfolio, and management expertise. In addition, he has a wealth of knowledge about the railroads and their business, which comprise a significant part of the Company’s railcar leasing customer base. Having served on numerous North American rail associations, including the board of the Association of American Railroads, Mr. Ritchie also provides valuable insights on rail regulatory matters and industry affairs, including in international markets.

GATX CORPORATION - 2017 Proxy Statement	19

ELECTION OF DIRECTORS

David S. Sutherland

Director Since:    2007

Career Highlights:

IPSCO, Inc.

-    President and Chief Executive Officer (2002 to 2007)

-    Executive Vice President and Chief Operating Officer (2001 to 2002)

-    Vice President (1997 to 2001)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Sutherland serves as our Lead Director. In deciding to nominate Mr. Sutherland, the Board considered his strong leadership and record of achievement as the former Chief Executive of a publicly held steel producer. He brings to the Board valuable insights on business operations and strategy, global markets, financial matters, and risk management. In addition, the Board appreciates Mr. Sutherland’s perspectives on market conditions and trends in the steel and manufacturing industries, which are critical sectors for the Company’s business. Mr. Sutherland also has significant board and corporate governance experience as he serves as non-executive chairman and a director of United States Steel Corporation and as a director of Imperial Oil Ltd.

Casey J. Sylla

Director Since:    2005

Career Highlights:

Allstate Insurance Company

-    Chairman and Chief Executive Officer of Allstate Life Insurance Company (2006 to 2007)

-    President of Allstate Financial Group (2002 to 2006)

-    Chief Investment Officer of Allstate Corporation (1995 to 2002)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Sylla serves as a member of the Audit and Compensation Committees. In deciding to nominate Mr. Sylla, the Board considered his financial and accounting expertise and his qualifications as an Audit Committee Financial Expert. The Board also considered Mr. Sylla’s substantial management, business, and leadership experience based upon his various roles as a senior executive, as well as his valuable risk management and customer relations skills and abilities. In addition, the Board benefits from his perspectives on financial, transactional, and investment matters due to his management experience in an investment and financial business. Mr. Sylla also serves as a director or trustee of various mutual funds in the Northern Funds and Northern Institutional Funds family.

20	GATX CORPORATION - 2017 Proxy Statement

ELECTION OF DIRECTORS

Stephen R. Wilson

Director Since:    2014

Career Highlights:

CF Industries Holdings, Inc.

-    President and Chief Executive Officer (2003 to January 2014)

-    Chairman (2005 to May 2014)

-    Senior Vice President and Chief Financial Officer (1991 to 2003)

Inland Steel Industries, Inc.

-    Various finance and strategic planning positions of increasing responsibility (1974 to 1991)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Wilson serves as a member of the Audit and Compensation Committees. In deciding to nominate Mr. Wilson, the Board considered his qualifications as an Audit Committee Financial Expert and his experience in his former role as the Chief Executive Officer of a leading manufacturer and distributor of fertilizer products, which provides the Board with valuable financial, operating, and business management expertise. He also has significant experience in strategic planning, regulatory environment, transformational corporate transactions, and business integration, including in numerous international markets. In addition, the Board values Mr. Wilson’s financial and accounting expertise from his experience serving as a Chief Executive Officer and Chief Financial Officer at a major publicly held corporation. Mr. Wilson also serves on the board of directors of Ameren Corporation where he is chair of the Finance Committee and a member of the Human Resources Committee.

Paul G. Yovovich

Director Since:    2012

Career Highlights:

Lake Capital, a private equity firm

-    President and co-founder (1998 to present)

Advance Ross Corporation

-    President (1993 to 1996)

Centel Corporation

-    Various executive positions (1982 to 1992)

Experience and Qualifications of Particular Relevance to GATX:

Mr. Yovovich serves as Chair of the Governance Committee and as a member of the Compensation Committee. In deciding to nominate Mr. Yovovich, the Board considered that, with his over thirty years of experience as a senior executive, principal, and corporate director, he brings to the Board extensive strategic, operating, financial, accounting, regulatory, and business management experience. Mr. Yovovich also provides the Board with technology and data security experience. As a private equity executive, Mr. Yovovich has substantial experience investing in, and actively overseeing the management of, Lake Capital’s portfolio companies to foster growth and value creation. As a result, he also provides the Board with considerable expertise in transactional, investment, corporate governance, and capital markets matters.

GATX CORPORATION - 2017 Proxy Statement	21

DIRECTOR COMPENSATION

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	NQSO Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Diane M. Aigotti(4)	20,870	15,978	0	0	0	0	36,848
Anne L. Arvia	95,000	90,000	0	0	0	0	185,000
Ernst A. Häberli	80,000	90,000	0	0	0	0	170,000
James B. Ream	90,000	90,000	0	0	0	0	180,000
Robert J. Ritchie	80,000	90,000	0	0	0	0	170,000
David S. Sutherland	100,000	90,000	0	0	0	0	190,000
Casey J. Sylla	80,000	90,000	0	0	0	0	170,000
Stephen R. Wilson	80,000	90,000	0	0	0	0	170,000
Paul G. Yovovich	87,500	90,000	0	0	0	0	177,500

(1)	Under the Directors’ Deferred Fee Plan, the following directors deferred a portion of their cash retainer into phantom stock units during 2016: Ms. Aigotti ($10,870), Mr. Ream ($18,000), Mr. Ritchie ($80,000), Mr. Sutherland ($100,000), and Mr. Yovovich ($87,500).
(2)	Messrs. Häberli, Ream, Ritchie, Sutherland, Sylla, Wilson, Yovovich, and Ms. Arvia received stock grants with a grant date fair value of $22,500 on January 31, April 30, July 31, and October 31, 2016. Ms. Aigotti received a stock grant with a grant date fair value of $978 on October 31, 2016. These awards were fully vested upon grant, and the amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2016, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2016.
(3)	The aggregate number of GATX phantom stock units held on December 31, 2016 was: Ms. Aigotti (22), Ms. Arvia (17,466), Mr. Häberli (22,062), Mr. Ream (22,231), Mr. Ritchie (19,152), Mr. Sutherland (44,258), Mr. Sylla (32,290), Mr. Wilson (3,916), and Mr. Yovovich (14,724).
(4)	Ms. Aigotti was appointed to the Board effective October 28, 2016.

The Company’s director compensation program for 2016 consisted of the following amounts shown in the table below:

Our 2016 Director Compensation Program

Retainer (Annualized Amounts)	January 1 - December 31 ($)
- Cash	80,000
- Phantom Stock	90,000
- Lead Director	20,000
- Audit Committee Chair	15,000
- Compensation Committee Chair	10,000
- Governance Committee Chair	7,500

Each director’s phantom stock account is credited with additional units representing dividends declared on GATX common stock based on the date such dividend is paid.

At the expiration of each director’s service on the Board, settlement of phantom stock units is made in shares of common stock equal to the number of units of phantom

22	GATX CORPORATION - 2017 Proxy Statement

DIRECTOR COMPENSATION

stock then credited to his or her account. Any fractional units are paid in cash. Directors may elect to receive their payouts in a lump sum or up to ten annual installments in accordance with the terms, and subject to the limitations, set forth in the Directors’ Phantom Stock Plan.

We offer a Directors’ Voluntary Deferred Fee Plan in which non-employee directors may defer receipt of the cash portion of their retainer in the form of either cash or phantom stock units. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the

20-year US government bond rate. If the deferral is in units of phantom stock, the units are credited to an account for each participating director along with dividends and are settled, following expiration of the director’s service on the Board, in accordance with his or her election/distribution form on file. Five directors participated in the Deferred Fee Plan in 2016.

The stock ownership goal for non-employee directors is 5.0 times the annual cash retainer. New directors have five years following election to the Board to achieve this ownership goal.

GATX CORPORATION - 2017 Proxy Statement	23

PROPOSAL 2:	ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are seeking your approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Compensation Discussion and Analysis beginning on page 26. We believe that we have designed compensation programs that pay for performance and align compensation with the long-term interests of our shareholders. In deciding how you vote on this proposal, we encourage you to read the Compensation Discussion and Analysis for a full description of our executive compensation philosophy and programs, the decisions our Compensation Committee has made under those programs, and the factors it considers in making those decisions.

In 2016, the rail industry experienced reduced railcar loadings, improved railroad efficiency, and declining lease rates for the second consecutive year. Despite these difficult market conditions, GATX performed extremely well as we had been successful in prior years in extending lease terms to lock in attractive lease rates. Key accomplishments in 2016 included:

•	record net income of $257.1 million or $6.29 per diluted share

•	return on equity of 19.6%

•	maintained extremely high fleet utilization of 98.9%

•	placed 92% of our 2017 new railcar deliveries with customers well in advance of their delivery dates

•	optimized our fleet by selling railcars into a robust secondary market, generating $46 million in remarketing income in North America
•	invested nearly $621 million in new assets, primarily in our rail business in North America and Europe

•	completed our 98th consecutive year of uninterrupted dividends

•	returned over $185 million to shareholders through share repurchases and dividends.

We value the feedback provided by our shareholders, who approved our executive compensation program at the 2016 Annual Meeting of Shareholders by a vote of 98.4% in favor. We have discussions with many of our shareholders on an ongoing basis regarding various topics, including executive compensation, and we take into account the views of shareholders regarding the design and effectiveness of our executive compensation program.

Shareholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of GATX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the Executive Compensation Tables, together with the narrative discussion related thereto.”

The Board of Directors recommends that you vote FOR adoption of the advisory resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

24	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 3:	ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal 2 above, each year we offer our shareholders the opportunity to cast an advisory vote to approve the compensation of our named executive officers (“say-on-pay”). This Proposal 3 affords shareholders the opportunity to cast an advisory vote on how often say-on-pay advisory votes should be held in the future (“say-on-frequency”). Under applicable law and SEC regulations, the say-on-pay vote may be held every one, two, or three years. Our shareholders voted on a similar proposal in 2011 with the majority voting to hold the say-on-pay vote every year, and we have been holding annual say-on-pay advisory votes since 2011. We continue to believe that holding say-on-pay votes annually provides the highest level of accountability and communication by giving shareholders the opportunity to provide their direct input on our executive compensation program more frequently.

Our Board of Directors recommends that shareholders vote for EVERY YEAR as the frequency for future say-on-pay votes. This say-on-frequency advisory resolution is non-binding. However, the Board and the Compensation Committee value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of future say on pay votes.

We are asking shareholders to vote on the following advisory resolution at the 2017 Annual Meeting:

“RESOLVED, that the shareholders of GATX Corporation (the “Company”) determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement is:

EVERY YEAR;

EVERY 2 YEARS; or

EVERY 3 YEARS.”

In voting on the foregoing advisory resolution, shareholders may choose any one of the following four options:

•	every year

•	every 2 years

•	every 3 years

•	abstain.

The Board of Directors recommends that you vote for EVERY YEAR as the frequency with which shareholders will be provided with an advisory vote on the executive compensation of our named executive officers as disclosed in our Proxy Statement.

GATX CORPORATION - 2017 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses material information relating to our executive compensation program and plans for our named executive officers (“NEOs”):

Brian A. Kenney

Chairman, President and Chief Executive Officer

Robert C. Lyons

Executive Vice President and Chief Financial Officer

James F. Earl

Executive Vice President and President, Rail International

Thomas A. Ellman

Executive Vice President and President, Rail North America

Deborah A. Golden

Executive Vice President, General Counsel and Corporate Secretary

TABLE OF CONTENTS:

This Compensation Discussion and Analysis makes reference to financial data derived from our financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data prepared using non-GAAP components. For a reconciliation of these non-GAAP components to the most comparable GAAP components, see Reconciliation of Non-GAAP Financial Measures set forth in Exhibit B to this Proxy Statement.

26	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business and Strategy

GATX is the leading global railcar lessor, owning and leasing railcars in North America, Europe, and Asia. Most of our railcar leases are full-service leases under which we provide maintenance, engineering, administrative, and a variety of other value-added services. We operate an extensive network of railcar maintenance facilities in the United States, Canada, and Europe dedicated to performing timely, efficient, and high quality maintenance for our railcar leasing customers. In addition, we operate the largest fleet of US-flagged vessels on the Great Lakes and invest in a group of joint ventures with Rolls-Royce plc, a leading manufacturer of commercial aircraft jet engines, that lease aircraft spare engines.

Railcar leasing is our core business, accounting for approximately 85% of our 2016 revenue. Our rail customers operate in cyclical markets, such as the petroleum, chemical, fertilizer, food/agricultural, transportation, and construction industries. Combined with changing macroeconomic conditions and swings in railcar supply, this results in significant volatility in utilization and lease rates for railcars over time. At the same time, railcars have very long useful lives of 20-45 years. Thus, we have to proactively manage our business with a long-term view, which includes buying, leasing, maintaining, and selling railcars into constantly changing business conditions over decades.

We believe that the key to generating long-term shareholder value involves optimizing asset growth and asset return by emphasizing each at the appropriate point in the railcar business cycle. For example, in stronger railcar markets, we focus on increasing lease rates and lengthening lease term to lock-in attractive lease revenue as long as possible. At the same time, we de-emphasize new railcar investment due to the high railcar prices usually present in such a market. Conversely, in weaker markets, when railcar prices tend to be lower, we seek to invest in additional railcars on favorable terms. We also aggressively reduce lease rates to maintain asset utilization and shorten lease terms to position the Company to capture value when lease rates improve. The following chart illustrates our approach to managing leases through these cycles over the past decade.

The cyclicality of our industry is also illustrated by the backlog of orders at the railcar manufacturers. Rising backlogs tend to represent a strengthening market while falling backlogs tend to represent a weakening market. While we invest in railcars at all points in the business cycle, we strive to achieve lower railcar cost by trying to place large new railcar orders and acquire existing fleets in weaker markets when asset prices tend to be lower. The following chart illustrates this cyclicality and our efforts to focus on the lower points in the business cycle for large railcar investments.

*	The Lease Price Index is an internally generated business indicator measuring the percentage change between the average renewal lease rate and the average expiring lease rate weighted by fleet composition.

GATX CORPORATION - 2017 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Principles

Our Compensation Committee is responsible for the oversight of our executive compensation program, including approval of our Chief Executive Officer’s compensation and establishing the performance goals used to determine the compensation of our executive officers. Our executive compensation program is based on the following principles:

•	a substantial majority of management’s compensation should be performance-based and closely linked to our financial performance to align the interests of management with those of our shareholders

•	performance goals should be robust and reward executives for the achievement of our annual and long-term business goals through changes in business cycles

•	compensation opportunities should be competitive to enable us to attract, motivate, and retain key executives who are critical to delivering long-term shareholder value.

The Compensation Committee expects our executive team to create long-term shareholder value by growing capital employed while also earning an attractive return on that capital. The inherent cyclicality of the railcar leasing business is an important consideration in how we structure our executive compensation programs to appropriately incentivize management to achieve the financial goals that will positively impact the Company’s performance over the long-term.

Due to the cyclicality of our business, management must strategically shift the emphasis we place on each of these dual objectives (i.e., growth in capital employed and financial returns) to adapt to changes in market conditions. Our compensation programs reflect this cyclicality by appropriately rewarding management to emphasize current financial returns over growth in capital employed during stronger markets, and conversely, to emphasize growth in capital employed over current financial returns in weaker markets. In this way, the Compensation Committee believes that our plans have been designed to reward executives for achieving those goals that will have the most beneficial impact on our financial performance and long-term shareholder value in light of where we are in the railcar business cycle.

28	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Plan Design

The overarching goal of our compensation philosophy and incentive plan design is to incentivize management by aligning their interests with those of our shareholders. In 2016, approximately 80% of total direct compensation for our Chief Executive Officer and approximately 63% for our other NEOs, was performance-based and not guaranteed. The light and dark blue colors in the charts below denote performance-based compensation. The following graphs provide a snapshot of the elements of pay for our named executive officers and explain why each element is provided

Note: The percentages in the chart above are based on the base salary and incentive targets in effect for the named executive officers for 2016, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table.

Incentive Type	Compensation Element	What the Element Rewards	Key Features & Purpose	Form of Payment

FIXED	Base Salary	Typically consider market pay levels, specific responsibilities and experience of each NEO, and his or her individual performance	• Attract and retain key talent • Provide a degree of financial certainty	Cash

PERFORMANCE-BASED INCENTIVES	Annual Incentive Awards	Achievement of Company net income goal. In 2016, net income was $235.9 million[1], which was 108% of target. This level of performance resulted in incentive payouts to NEOs of 112% of the target award level	• Drive achievement of key business results on an annual basis	Cash
	Long-Term Equity Based Incentive Awards	Achievement of Company return on equity and investment volume goals. We set target long-term incentive opportunities to be competitive with market. The value of regular, annual long-term incentive awards to each NEO is divided equally between stock options and performance shares

•    Directly tie interests of our NEOs to those of our shareholders

•     Reward achievement of long-term objectives, typically over a three-year performance period

•     Reward creation of long-term shareholder value

Non-qualified stock options or stock appreciation rights and performance shares (can elect to receive cash payout if certain conditions have been met)

[1]

We report net income, calculated in accordance with GAAP, in our financial statements. We also use net income as the performance metric for our annual incentive awards. The net income measure used for this purpose excludes a net benefit of $21.2 million from Tax Adjustments and Other Items. As a result, the net income calculation for our annual incentive awards may differ from net income as reported in our financial statements for the same period. For a reconciliation of net income used for annual incentive purposes to net income as reported in our financial statements, please see Exhibit B to this Proxy Statement.

GATX CORPORATION - 2017 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

2016 Key Management Objectives

In 2016, the rail industry experienced reduced railcar loadings, improved railroad efficiency, and declining lease rates for the second consecutive year. In the prior strong market, our management team had extended the length of lease terms to lock in record average lease rates, sold railcars at premium valuations into a robust secondary market, and improved the efficiency of our maintenance network – all with the objective of preparing for anticipated weaker market conditions ahead. In the face of a weakening market entering 2016, we established the following objectives, among others:

•	Focus on maintaining high utilization by being the price leader to keep railcars with existing customers

•	Successfully place future years’ new railcar deliveries from our committed Supply Agreement on lease well before their delivery dates

•	Further optimize our railcar fleet by selling railcars into an unusually strong secondary market

•	Control SG&A expenses.

2016 Key Accomplishments

Despite difficult current market conditions, the Company performed extremely well in 2016.

Record Earnings	• Net income of $257.1 million • Record earnings per diluted share of $6.29 • Return on Equity of 19.6%
Strong Operating Performance

•    Maintained extremely high fleet utilization of 98.9%

•     Placed 92% of our 2017 new railcar deliveries with customers well in advance of their delivery dates

•     Optimized our fleet by selling railcars into robust secondary market, generating more than $46 million in remarketing income in North America

•     Invested nearly $621 million, primarily in our rail businesses in North America and Europe

•     Disciplined SG&A spending resulted in a 5% reduction from 2015

Returned Cash to Shareholders

•    Increased our dividend for the 6th consecutive year, to $1.60 per share

•     Completed our 98th consecutive year of uninterrupted dividends

•    Returned over $185 million to shareholders through share repurchases and dividends.

Performance Measures, Goal Setting, and Pay-for-Performance Alignment

Our unique position as an independent, publicly traded railcar lessor means that there are no directly comparable peers against which we can assess pay and performance. Over the last few years, our Compensation Committee has considered multiple approaches to identifying a relevant peer group but has found all of them to lack appropriate comparability. For example, the companies in our General Industry Classification Standard (GICS) code have significantly different business models, customer bases, and asset composition, and they lack GATX’s focus on very long-lived assets. Our competitors in the railcar leasing industry are typically very small parts of much larger diversified companies, which may or may not be publicly traded, making comparisons extremely difficult. However, we compete for executive talent against these much larger organizations. Lacking a clear group of peers for comparison, our Compensation Committee has chosen to use multiple data points to assess our executive compensation, including:

•	market data for companies with annual revenues between $1-3 billion

•	results from our annual internal talent assessment, which includes survey data on pay for particular executive positions

•	individual performance.

30	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the lack of relevant peer pay data, lack of a peer group makes it difficult to compare GATX’s relative total shareholder return (“TSR”) to the TSR of other companies in our industry because there are no other independent, publicly traded railcar leasing companies that we believe would provide a useful basis for comparison. This is the primary reason why our Compensation Committee does not use relative TSR as a performance measure in our annual and long-term incentive plans. Instead, the Compensation Committee has chosen to use performance measures that reflect the Company’s financial performance and the cyclical nature of our business.

In setting the performance measures for our annual and long-term plans, our Compensation Committee sets goals intended to align executive compensation with the appropriate achievement of our dual goals of growth and return at various points in the business cycle. Reflecting this focus, our Compensation Committee uses net income, return on equity, and investment volume as the performance measures in all of our annual and long-term incentive plans. The Compensation Committee sets the performance goals for each of these measures with the intent of focusing management on achieving results that will have the biggest impact on our financial performance and long-term shareholder value in light of where we are in the business cycle. The following graphs show our compensation plan goals for 2016, and our actual achievement against such goals, for each of net income, return on equity, and investment volume.

Annual Incentive Plan Measure

Net Income1

Despite a rapid decline in lease rates during the year, our 2016 net income target was set only modestly lower as we had been successful in prior years in extending lease terms to lock in attractive lease rates. Under the terms of our annual incentive plan, our net income achievement of 108% of target resulted in a payout to our executives at

112% of their target awards. 2016 and 2015 actual net income performance shown in the chart above reflects certain adjustments during the year.1 See Annual Incentive Awards on page 36 for more details about our annual incentive plan and how this payout was determined.

[1]	For annual incentive award purposes, net income excludes an aggregate favorable adjustment of $21.2 million in 2016 and an aggregate unfavorable adjustment of $29.6 million in 2015 related to Tax Adjustments and Other Items. For a reconciliation of net income used for annual incentive award purposes to net income calculated in accordance with GAAP and used in our Financial Statements, please see Exhibit B to this Proxy Statement.

GATX CORPORATION - 2017 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Performance Share Plan Measures

Return on Equity[1]	Investment Volume

Under the terms of our 2014-2016 performance share program, our actual results exceeded target performance for both return on equity and investment volume, which resulted in a payout to our executives at 150.2% of their target performance shares. However, the actual value of the payouts depends upon the market price of our common stock on the vesting date, which may be higher or lower than the grant price. See 2016-2018 Performance Share Measures and Goal Setting on

page 38 for a description of our performance share program. The return on equity and investment volume measures are weighted equally in calculating our Performance Share Plan results. Our Compensation Committee believes that these two measures strike an appropriate balance between achieving a meaningful return for our shareholders while holding to a disciplined investment strategy through business cycles.

[1]	We report return on equity, calculated in accordance with GAAP, in our financial statements. We also use return on equity as a performance metric we use for our long-term equity incentive awards, including our performance shares. However, the return on equity measure used for this purpose excludes “accumulated other comprehensive loss” from the equity component, which is included in the equity component of return on equity as reported in our financial statements. As a result, the return on equity calculations with respect to the performance shares during the relevant performance period may differ from return on equity as reported in our financial statements for the same period. For a reconciliation of return on equity used for the performance shares to return on equity calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement. We believe that excluding “accumulated other comprehensive loss” from the performance share return on equity calculation provides a more accurate measurement of management’s performance. In addition, return on equity for each of 2014, 2015 and 2016 excludes a favorable adjustment related to a change in the accounting estimate of depreciable lives for railcars.

32	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-For-Performance Alignment

We continue to maintain a strong pay and performance linkage through all points in the business cycle, as illustrated in the following charts, which show our Chief Executive Officer’s compensation measured against our financial performance for the years 2008-2016. As we manage through the current weak market conditions in the railcar leasing industry, our Compensation Committee expects management to shift focus in favor of disciplined growth and investment over short-term financial returns.

[1]

Amounts in chart are based on Net Income, excluding Tax Adjustments and Other Items. For details of 2014, 2015, and 2016 and a reconciliation to net income calculated in accordance with GAAP, please see Exhibit B to this Proxy Statement.

GATX CORPORATION - 2017 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Return and CEO Compensation

The chart below compares the changes in shareholder return and our Chief Executive Officer’s compensation over the course of the previous business cycle (2008 to 2014) and the current cycle (2015-2016). During this time frame, our Chief Executive Officer’s compensation remained relatively flat, with year-to-year volatility in line with our annual financial performance as highlighted above. Since 2008, a year with similar lease renewal pressure to today’s market environment, total direct compensation for our Chief Executive Officer has increased by 24%, a compound annual growth rate of approximately 2.7%, while TSR increased 157%, a compound annual growth rate of approximately 12.5%.

*	Amounts are as reported in the Summary Compensation Table, less changes in pension value.

2016 Say-on-Pay Vote

At our 2016 Annual Meeting of Shareholders, approximately 98.4% of shareholder votes were cast in favor of an advisory resolution approving the compensation of our NEOs as disclosed in our 2016 proxy statement (the “say-on-pay” resolution). The Compensation Committee believes that the overwhelming shareholder vote in favor of the say-on-pay resolution was an affirmation of shareholders’ support of our approach to executive compensation and, therefore, did not make any specific changes to its executive compensation plans or programs as a result of the vote.

34	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

GATX’s Executive Compensation Practices

We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. We believe that our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

What We Do	What We Don’t Do

✓   Pay for Performance—Approximately 71% of our executives’ total direct compensation is performance-based

✓   Robust Stock Ownership Guidelines—We have stock ownership guidelines for executive officers of 5.0x base salary for CEO and 2.5x base salary for other executive officers

✓    Stock Retention Requirements—We require our executive officers to retain 50% of the after-tax profits realized from their GATX equity awards until stock ownership guidelines are met

✓   Annual “Say-on-Pay” Vote—We seek an annual non-binding advisory vote from our shareholders to approve compensation paid to our NEOs as disclosed in our proxy statement

✓    Clawback Policy—Our policy provides for the recovery of equity awards and incentive compensation paid to executive officers in the event of a material restatement of our financial results

✓   Independent Compensation Consultant—The Compensation Committee retains an independent compensation consultant and reassesses independence annually

✓   Annual Review of Compensation—The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices

✓    Annual Compensation Risk Assessment—Each year we perform an assessment of any risks that could result from our compensation plans and programs

×    Employment Agreements—We do not provide our executive officers with employment agreements, other than severance in connection with a change in control

×    Hedging/Pledging of Company Stock—We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock

×    Tax Gross-Ups—We do not provide tax gross-ups, other than in agreements entered into prior to 2009 which have not been amended

×    Dividends on Unvested Equity Awards—We do not pay dividends on unvested equity awards, including options, restricted stock, and performance shares

×    Perquisites—We do not provide perquisites to our NEOs

×    Repricing or Exchange of Underwater Options—We prohibit share repricing without shareholder approval

×    Single-Trigger Change of Control Vesting/Benefits—We do not allow for single-trigger vesting or payment of benefits upon a change of control. Rather, we require double-trigger, or both a change of control and termination of executive’s employment, before vesting is accelerated

GATX CORPORATION - 2017 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Detailed Compensation Discussion and Analysis

In 2016, our executive compensation program consisted of three elements: Base salary, annual incentive, and long-term equity compensation. We also provide various retirement and benefit programs, which are generally available to all employees. Further details on each element of compensation are discussed below.

Base Salary

Base salary constitutes approximately 20% of total targeted compensation for our Chief Executive Officer (approximately 37% for our other NEOs), which is consistent with our philosophy that a majority of executive compensation should be performance-based.

In establishing salary levels, we typically consider market pay levels, the specific responsibilities and experience of each NEO, and his or her individual performance. Base salaries may be adjusted during the Compensation Committee’s annual review for:

•	annual salary increases

•	changes in role, such as promotions or added responsibilities

•	market adjustments.

At his request, Mr. Kenney did not receive an increase to his base salary in 2016. Mr. Lyons, Mr. Earl, and Ms. Golden each earned a 2% base salary merit increase for 2016, which was consistent with the annual merit increases granted to other salaried employees. Mr. Ellman received a 7% base salary increase for 2016, reflecting a 2% annual merit increase and an additional 5% increase reflecting a market pay adjustment to bring his compensation closer to business unit head pay levels.

While the Company’s 2017 annual salary increases will reflect an average increase of 2%, Mr. Kenney’s base salary for 2017 will remain unchanged for the third consecutive year in line with his request and 2017 salaries for Messrs. Lyons, Earl, and Ellman and Ms. Golden will also remain unchanged.

Annual Incentive Awards

Process for Setting Annual Incentive Targets

Target incentive opportunities for NEOs are expressed as a percentage of base salary and are intended to be competitive with the market. Please see The Determination of Market Competitive Pay on page 41 for a description of how we determine competitive pay levels. For 2016, our NEOs’ target incentive opportunities remained unchanged from 2015 levels. Mr. Kenney’s target incentive opportunity was 100% of his base salary. The target annual incentive opportunities for our other NEOs were 70% of base salary for Messrs. Lyons and Earl, and 60% of base salary for Ms. Golden and Mr. Ellman.

Annual Incentive Plan Design

Our NEOs earn their annual incentive awards under our Cash Incentive Compensation Plan (the “CICP”) based on achievement of pre-established financial performance goals. The CICP is designed to arrive at a maximum possible incentive award, which then may be reduced by the Compensation Committee based on such other metrics as it may determine appropriate. This design is intended to meet the requirements for tax deductibility of our annual incentive, while providing the Compensation Committee the flexibility to adjust performance metrics as necessary to meet our strategic business needs.

Under the CICP, a maximum bonus of 0.75% of “Total Gross Income Less Total Ownership Costs” (as such term is defined in the CICP) is earned. However, as previously mentioned, the Compensation Committee does not expect to pay the full amount. Rather, it has historically measured performance against targeted net income and determined bonuses based on achievement against a net income goal established from a financial plan which is reviewed by the full Board. The Compensation Committee has chosen net income as the goal because it provides executives with a strong incentive to increase our profitability.

The performance metrics and payout levels are established at the beginning of each year by the Compensation Committee with input from the independent consultant and management. The level of financial performance required for the maximum payout is

36	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

established based on the Compensation Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the economic outlook for GATX and its industry in particular. This process is essentially reversed to establish the threshold or minimum performance level, defined as the level of financial performance below which no incentive is payable.

2016 Annual Incentive Plan Design. For 2016, the Compensation Committee decreased the net income goal for our annual incentive plan by approximately 3% compared to the prior year’s net income to reflect a slightly lower targeted level of performance for GATX in light of our business plan and a weak railcar leasing market. The goals and payout levels under the 2016 annual incentive plan design are indicated in the following table:

2016 Annual Incentive Plan Design
	Net Income (Millions)	Achievement	Payout
Threshold	$174.6	80%	70%
Target (Goal)	$218.3	100%	100%
Maximum	$306.6	140%	170%

2016 Annual Incentive Plan Payouts. Net income for 2016, was $235.9 million1, which was 108.0% of the target level of performance. Based on the targets illustrated above, this level of performance resulted in incentive payouts of 112.1% of the target award level to the NEOs.

Long-Term Equity Based Incentive Awards

Process for Granting Awards

We set target long-term incentive opportunities for our NEOs to be competitive with the market. The value of the regular, annual long-term incentive awards to each NEO is divided equally between non-qualified stock options (“NQSOs”) and performance shares. We chose this combination of grant types because it focuses executive attention on total shareholder return and on specific financial goals, both of which are essential to our long-term success. The grant date for regular long-term incentive awards is the date of the Compensation Committee’s first meeting of each calendar year. We grant NQSOs to NEOs at the same time we grant them to other employees. NQSOs vest ratably over a three-year period and expire seven years after the grant date. We have no program, plan, or practice to time NQSO grants to NEOs or any other employees in coordination with the release of material non-public information. We generally make off-cycle grants (if any) to newly hired employees on the last trading date of the month following the hire date and Compensation Committee approval of the award.

Award Types and How Each Fits Into Our Program

Non-Qualified Stock Options. NQSOs are granted to align the interests of our NEOs and other employees with our shareholders. NQSOs are granted at a price equal to fair market value (the average of the high and low trading prices of our common stock on the date of grant) as approved by the Compensation Committee. Because TSR is comprised of stock price appreciation and dividends, dividend equivalents are attached to NQSOs. We believe that rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the NQSO is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, recipients receive no additional compensation; the number of NQSOs granted are correspondingly smaller than they would be if dividend equivalents were not attached because the value of each NQSO is higher.

Performance Shares. Performance shares are designed to focus attention on, and to reward the achievement of, our long-term financial and strategic objectives. The Compensation Committee establishes the goals for which the performance shares may be earned at the beginning of a three-year performance period rather than annually. At the end of the performance period, a percentage ranging from 0% to 200% of the number of performance shares initially awarded will be earned based on the extent to which the

[1]

For annual incentive award purposes, net income excludes a net benefit of $21.2 million from Tax Adjustments and Other Items. For a reconciliation of net income for annual incentive award purposes to net income calculated in accordance with GAAP and used in our financial statements, please see Exhibit B to this Proxy Statement.

GATX CORPORATION - 2017 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

three-year goals are achieved. The value of each earned performance share equals the price of one share of our common stock at the end of the performance period, with payment of earned performance shares made in the form of GATX common stock.

•

Performance Metrics Design. Performance shares are earned based on achievement of a specified level of “Total Gross Income Less Total Ownership Costs” (as defined in the GATX 2012 Incentive Award Plan) at the end of the performance period. If the goal is not met, the entire performance share award is cancelled. If the goal is met, the Compensation Committee may reduce, but not increase, the number of performance shares otherwise payable based on the achievement of other long-term performance objectives established at the beginning of the performance period. This design is similar to our annual incentive plan as it is intended to meet tax deductibility requirements while also providing the Compensation Committee the flexibility to adjust performance metrics as necessary to meet our strategic business needs.

•	Dividends Paid only on Performance Shares Earned. Accumulated dividend equivalents are paid on performance shares, only if earned, at the end of the performance period.
•

Cash Election Feature. Beginning with the 2014-2016 performance share awards, participants have the opportunity to elect to receive their performance share payout in the form of cash, if the participant meets one of two conditions: (1) the participant has exceeded 150% of his or her stock ownership goal or (2) the participant is within five years of retirement under the Company’s pension plan. This election must be made no later than November 30 of the last year of the performance period and may be made only during an open trading window when participants are not subject to insider trading restrictions. The cash value will be determined based on the number of performance shares earned multiplied by the fair market value of GATX stock on the day the award is earned. This optional cash election feature was implemented to address the accumulation of high concentrations of GATX stock beyond the required stock ownership requirements and limited opportunities to diversify due to restrictions related to the trading of GATX stock, such as insider trading blackouts. As such, the Compensation Committee believes that there should be an appropriate balance between our compensation programs and philosophy and the participants’ needs for moderate and transparent diversification as they approach retirement.

2016-2018 Performance Share Measures and Goal Setting

Background

Our target setting process, conducted at the beginning of each three-year performance period, combines goals related to growth and return to reflect the cyclical nature of our business. Our targets are designed to incentivize behavior which enhances long-term shareholder value at all points in the business cycle.

Design

In addition to the Total Gross Income Less Total Ownership Costs threshold goal specified in the GATX 2012 Incentive Award Plan, the number of performance shares that will be earned in 2018 will also be subject to two equally weighted measures:

•	Three-year average return on equity (return measure)

•	Three-year cumulative investment volume (growth measure)

For the 2016-2018 performance period, the NEOs can earn 100% of the shares awarded provided the Company achieves a 12.0% average return on equity and $2.15 billion in cumulative investment volume over the three-year performance period.

Rationale

As stated above, we establish our growth and return objectives depending on where we are in the business cycle. When the market is stronger and asset prices are high, we emphasize earning a higher return over making investments to grow capital employed. When the market is weaker and asset prices are reduced, we emphasize making prudent investments at attractive prices over attempting to earn an unrealistically high short-term return. We believe that a single-minded focus on achieving growth over return, or vice versa, at the wrong points in the cycle is likely to impair shareholder value over the longer term.

The return on equity and cumulative investment targets for the 2016-2018 performance period were set in the

38	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

fourth quarter of 2015 amidst a weakening North American railcar leasing market. Consistent with our objective of striking an appropriate balance between our growth and return objectives in light of market conditions, the Compensation Committee set a lower target for average return on equity for the 2016-2018 performance period (12.0%) than for the prior three-year performance period (15.2% for 2015-2017). Due to the lower asset prices prevailing in a weakening market, the Compensation Committee offset the lower return on equity target by setting a significantly higher cumulative investment volume target for the 2016-2018 performance period ($2.15 billion) compared to budget for the current performance period and the prior three-year performance period ($1.93 billion for 2015-2017). This increase was consistent with our strategy to pursue a disciplined investment strategy by investing more in weaker markets at attractive prices and less in stronger markets when asset prices are at or near their peak.

Formula for Determining Award Numbers

In granting performance shares for the 2016-2018 performance period, we determined the number of shares awarded by dividing the value of the performance share award by the average of the closing prices of our common stock on the four Fridays immediately preceding the Compensation Committee meeting at which the grant was awarded. To determine the number of NQSOs awarded, we used the same average closing price multiplied by 35%, which represents the value of the NQSO award based on the Black-Scholes valuation methodology.

2016 Long-Term Incentive Payouts

The performance shares granted in 2014 vested at the end of 2016. Each target award was based 50% on a three-year average return on equity goal and 50% on a three-year cumulative investment volume goal.1 The goals and payout levels under the 2014-2016 Performance Share Plan are indicated in the following table:

Performance Share Plan Design

Return on Equity[1]
	Average Three-Year Return on Equity	Payout
Threshold	11.0%	25%
Target (Goal)	13.0%	100%
Maximum	15.0%	200%

Investment Volume
	Three-Year Cumulative Investment Volume (000s)	Payout
Threshold	$1,250	25%
Target (Goal)	$2,050	100%
Maximum	$2,750	200%

[1]

We report return on equity, calculated in accordance with GAAP, in our financial statements. We also use return on equity as a performance metric for our long-term equity incentive awards, including our performance shares. However, the return on equity measure used for this purpose excludes “accumulated other comprehensive loss” from the equity component, which is included in the equity component of return on equity as reported in our financial statements, and is a non-GAAP financial measure. As a result, the return on equity calculations with respect to the performance shares during the relevant performance period may differ from return on equity as reported in our financial statements for the same period. We refer you to Exhibit B of this Proxy Statement for a reconciliation of return on equity used with respect to the performance shares to return on equity calculated in accordance with GAAP. We believe that excluding “accumulated other comprehensive loss” from the performance share return on equity calculation provides a more accurate measurement of management’s performance. In addition, return on equity for each of 2014, 2015, and 2016 excludes a favorable adjustment related to a change in the accounting estimate of depreciable lives for railcars.

GATX CORPORATION - 2017 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

As shown in the charts on page 32, the three-year average return on equity for the period was 14.2% versus a goal of 13.0%, and the cumulative investment volume for the period was $2.33 billion, which exceeded the goal of $2.1 billion. Based on these results, performance share payouts were 150.2% of target. Performance share award values at vesting were 171% of target award values based on average fair market value of GATX stock price on January 26, 2017. Messrs. Kenney, Lyons, and Earl and Ms. Golden elected to receive their performance share payouts in the form of cash. Mr. Ellman received his performance share payout in the form of shares. For details regarding the 2014-2016 performance share payments to the NEOs, please see the Option Exercises and Stock Vested Table on page 47.

Employee Benefits – Severance – Double Trigger Vesting

Employee Benefit Plans

We sponsor a standard array of retirement, health, and welfare benefits. Our retirement programs include 401(k) and defined benefit pension programs, as well as a supplemental plan intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life, and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance. NEOs participate in the same programs, and on the same basis, as other salaried employees. No retirement, savings, medical, disability, or other insurance program or arrangement exists which provides benefits to our NEOs in excess of those provided to other salaried employees generally. No perquisites are paid to our NEOs.

Change of Control Agreements

We have entered into agreements with our NEOs that provide certain benefits if employment is terminated following a change of control (“COC”). This protection is provided for competitive reasons and to ensure the stability, continuity, and impartiality of our executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly sized organizations.

The COC agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and an executive’s employment is terminated or constructively terminated. For a description of the key terms of these agreements, please see Potential Payments upon Termination or Change of Control on page 48. Since 2009, we have not entered into any new COC agreements that provide excise tax gross-up benefits, and we do not intend to offer this feature in the future. We do, however, have older agreements entered into in 2009 or earlier that have excise tax gross-up benefits. In the event that we amend such agreements for any reason in the future, we will eliminate such excise tax gross-ups.

Double-Trigger Equity Vesting

The vesting of equity awards upon a COC is determined under the GATX 2012 Incentive Award Plan, as applicable, and related grant agreements. These terms apply to all employees who receive long-term incentive awards. In addition, all grant agreements require both a COC event and an executive’s actual or constructive termination before vesting is accelerated.

Process for Determining Executive Compensation (Including NEOs)

Compensation Committee and Management

The Compensation Committee, with input from the independent compensation consultant, regularly reviews:

•	the competitiveness of our compensation program

•	the competitiveness of each NEO’s compensation

•	recent developments and current trends in executive compensation practices.

Our human resources staff and the Chief Executive Officer also provide input to the Compensation Committee regarding base salary increases, target level annual incentives, long-term incentive awards, and the goals applicable to earning such compensation. After reviewing these recommendations, the Compensation Committee determines and approves the compensation of each NEO as well as the performance goals. Our Chief Executive Officer, however, does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur during the Compensation Committee’s executive sessions. The Compensation Committee also reviews its pay decisions regarding our Chief Executive Officer with the other independent directors on the Board.

40	GATX CORPORATION - 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Determination of Market Competitive Pay

We have structured our compensation programs to provide total direct compensation opportunities comparable to the median range of opportunities provided by companies of similar revenue size to GATX (which we refer to as “competitive” or “market” pay levels throughout this Compensation Discussion and Analysis).

Because we have no direct peers in the railcar leasing business for which relevant compensation data is available, gathering information on competitive pay levels with precision for our particular industry is not possible. Instead, the Compensation Committee, with assistance from our human resources staff and the independent compensation consultant, regularly reviews information on pay for executives as reported in national compensation surveys published by Aon Hewitt and Towers Watson for organizations of similar revenue as ours.

These surveys include general, non-company specific compensation information, on an aggregate basis, for approximately 190 public companies with annual revenues between $1-3 billion. We use these surveys to better understand current compensation practices at other companies of similar revenue size and as a data point to assist us in meeting our goal of having the various elements of compensation be market-competitive.

While these surveys are a starting point for our compensation review process, actual compensation decisions with respect to specific individuals are influenced by a variety of factors in addition to the surveys, including experience, tenure, skills, unique responsibilities, individual performance, and our specific talent requirements.

Compensation Governance

Stock Ownership and Stock Retention Requirements

To underscore the importance of stock ownership, we have established mandatory stock ownership and stock retention policies for our NEOs and other members of senior management. These policies require that each executive must retain shares of GATX stock having a value equal to 50% of the after-tax profits realized from GATX equity awards until the executive owns GATX shares equal in value to a multiple of salary based on his or her position. The multiple is 5.0 times salary for the

Chief Executive Officer and 2.5 times salary for other NEOs.

As of January 31, 2017, all of our NEOs had exceeded their respective stock ownership requirements, having achieved the following approximate percentages of their respective requirements: Mr. Kenney (266%), Mr. Lyons (265%), Mr. Earl (382%), Mr. Ellman (201%), and Ms. Golden (231%).

Clawback Policy

We have a policy which provides for the recovery of all or part of any bonus or other compensation paid to an executive officer that was based upon the achievement of financial results that were subsequently restated. In the event of a material restatement of our financial results, the Board, or a committee designated by the Board, will review the facts and circumstances that led to the restatement and will take such action as it deems necessary or appropriate. The Board will consider whether any executive officer received excess compensation because the original financial statements were incorrectly presented. In addition, the Board will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Under such policy, the Board may also, depending upon the facts and circumstances, take disciplinary action, up to and including termination of employment, or decide to pursue other available remedies, including, but not limited to, canceling stock-based awards.

Regulatory Considerations

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for GATX.

GATX CORPORATION - 2017 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee’s Independent Consultant

The independent compensation consultant, Pay Governance, has been retained by, and reports directly to, the Compensation Committee and does not have any other consulting engagements with management or GATX. The Compensation Committee has assessed the independence of Pay Governance and its employees working on GATX matters pursuant to applicable SEC rules and NYSE listing standards and determined that no conflict of interest or independence concerns exist.

With respect to Chief Executive Officer compensation, Pay Governance provides an independent recommendation to the Compensation Committee in the form of a range of possible outcomes, for the committee’s consideration. In developing its recommendation, Pay Governance relies on its understanding of GATX’s business and compensation programs and its own independent research and analysis. Pay Governance does not meet with our Chief Executive Officer with respect to his compensation. In addition to advising on Chief Executive Officer compensation, Pay Governance reviews the Chief Executive Officer’s recommendations on compensation of his direct reports.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

James B. Ream (Chair)

Ernst A. Häberli

Casey J. Sylla

Stephen R. Wilson

Paul G. Yovovich

42	GATX CORPORATION - 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Kenney	2016	956,500	1,496,083	1,512,126	1,071,854	1,270,477	7,950	6,314,990
Chairman of the Board,	2015	956,500	1,436,408	1,432,824	1,016,951	884,069	7,950	5,734,702
President and Chief	2014	951,850	1,343,102	1,041,900	1,080,634	806,202	7,800	5,231,488
Executive Officer
Robert C. Lyons	2016	523,583	378,527	382,536	410,709	511,602	7,950	2,214,907
Executive Vice President	2015	512,500	373,899	372,280	381,423	323,742	7,950	1,971,794
and Chief Financial Officer	2014	489,533	407,832	317,100	389,036	370,177	7,800	1,981,478
James F. Earl	2016	619,267	363,245	367,290	485,766	993,618	7,950	2,837,136
Executive Vice President	2015	606,150	379,021	377,728	451,120	657,853	7,950	2,479,822
and President, Rail	2014	588,533	394,412	306,228	467,713	706,105	7,800	2,470,791
International
Thomas A. Ellman	2016	455,000	306,819	310,464	305,924	349,212	7,950	1,735,369
Executive Vice President,	2015	425,833	256,095	256,056	271,647	195,293	7,950	1,412,874
and President, Rail	2014	400,833	291,142	226,500	273,040	257,010	7,650	1,456,175
North America
Deborah A. Golden	2016	429,300	234,718	237,006	288,643	325,872	7,950	1,523,489
Executive Vice President,	2015	420,250	225,364	225,184	268,086	226,684	7,950	1,373,518
General Counsel and	2014	405,383	271,888	212,004	276,139	216,478	7,800	1,389,692
Corporate Secretary

(1)	For awards granted under the GATX 2012 Incentive Award Plan, amounts shown reflect the dollar amount of the grant date fair value of the awards for the years shown, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the notes to our audited financial statements contained in our Annual Reports on Form 10-K for fiscal years ended December 31, 2016, 2015, and 2014.
(2)	For performance share awards, amounts shown reflect the grant date fair value of the awards at target payout for the years shown. The grant date fair value of the performance share awards for 2016, 2015, and 2014, respectively, assuming the highest level of performance (i.e., 200% of target) are as follows: Mr. Kenney ($2,992,167, $2,872,817, and $2,686,204); Mr. Lyons ($757,054, $747,797, and $815,663); Mr. Earl ($726,490, $758,041, and $788,824); Mr. Ellman ($613,637, $512,190, and $582,283); and Ms. Golden ($469,436, $450,727, and $543,775).
(3)	The amounts shown reflect the annual incentive awards earned under the GATX Cash Incentive Compensation Plan by each NEO for the years shown.
(4)	Change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. The Pension Benefits Table shows the present value of the accumulated pension benefit as of December 31, 2016 and the assumptions used in the calculation of that value. We determined the December 31, 2015 and December 31, 2014 present values using the same assumptions except that the interest rates used for discounting under ASC Topic No. 715, Compensation — Retirement Benefits, were 4.46% in 2015 and 4.05% in 2014.
(5)	For 2016, amounts shown reflect matching contributions we made to the GATX Salaried Employees Retirement Savings Plan for Messrs. Kenney, Lyons, Earl, Ellman and Ms. Golden ($7,950). For all periods presented, this column excludes dividends on SARs and performance shares because those dividends are included in the grant date fair value amounts for stock awards as reported in columns (e) and (f) of the table above and in column (m) of the Grants of Plan-Based Awards Table.

GATX CORPORATION - 2017 Proxy Statement	43

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Date of	Grant Date Fair Value of Stock & Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)(3)	Awards ($)	Grant ($)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)	(m)
Brian A. Kenney	1/1/2016	669,550	956,500	1,626,050
	1/28/2016							109,100	39.185		1,512,126
	1/28/2016				9,545	38,180	76,360				1,496,083
Robert C. Lyons	1/1/2016	256,556	366,508	623,064
	1/28/2016							27,600	39.185		382,536
	1/28/2016				2,415	9,660	19,320				378,527
James F. Earl	1/1/2016	303,433	433,475	736,908
	1/28/2016							26,500	39.185		367,290
	1/28/2016				2,318	9,270	18,540				363,245
Thomas A. Ellman	1/1/2016	191,100	273,000	464,100
	1/28/2016							22,400	39.185		310,464
	1/28/2016				1,958	7,830	15,660				306,819
Deborah A. Golden	1/1/2016	180,306	257,580	437,886
	1/28/2016							17,100	39.185		237,006
	1/28/2016				1,498	5,990	11,980				234,718

(1)	Amounts shown reflect target, threshold, and maximum annual incentive payouts for 2016 under the GATX Cash Incentive Compensation Plan based on the achievement of income goals. Threshold amounts represent 70% of target based on the financial goal threshold.
(2)	Amounts shown reflect the number of performance shares granted in 2016 under the GATX 2012 Incentive Award Plan. The percentage of each performance share award that will be earned is based upon the achievement of two equally weighted performance goals: three-year average return on equity and three-year cumulative investment volume.
(3)	Amounts shown reflect the number of NQSOs granted in 2016 under the GATX 2012 Incentive Award Plan.

Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

In 2016, our NEOs were eligible for annual incentive awards based solely on financial performance goals measured in terms of GATX net income. The target incentive awards were payable at 100% of targeted net income. Threshold and maximum incentive awards (70% and 170%, respectively, of the target awards) were payable at 80% and 140% or more of targeted net income.

Based on individual targets and on actual net income as described in the Compensation Discussion and Analysis, 2016 incentive payouts under the GATX Cash Incentive Compensation Plan are shown in column (g) of the Summary Compensation Table. GATX net income achievement for 2016 was $235.9 million1 for incentive payout purposes, or 108.0% of target, resulting in payouts at 112.1% of target.

[1]	For annual incentive award purposes, net income excluded net benefit of $21.2 million from Tax Adjustments and Other Items.
For a reconciliation of net income used for annual incentive award purposes to net income calculated in accordance with GAAP and used in our financial statements, please see Exhibit B to this Proxy Statement.

44	GATX CORPORATION - 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Equity-Based Long-Term Incentives

Equity-based long-term incentive awards in 2016 consisted of NQSOs and performance shares.

NQSOs vest in three equal annual installments and expire seven years after the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on NQSO grants and are not paid until vesting and each quarter thereafter until the NQSOs are exercised or expire. The NQSOs granted to the NEOs on January 28, 2016 will vest in three equal installments on January 28 of 2017, 2018, and 2019.

The number of NQSOs awarded in 2016 and their grant date fair value are shown in columns (j) and (m), respectively, in the Grants of Plan-Based Awards Table. The grant date fair value of the 2016, 2015, and 2014 NQSO awards are shown in column (f) of the Summary Compensation Table for each year granted.

The percentage of each performance share award that will be earned is based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on December 31, 2018. The two performance measures are three-year average return on equity (defined as net income divided by average equity) and three-year cumulative investment volume (defined as the sum of cumulative GAAP-basis portfolio investments and capital additions as reported on the Company’s audited statement of cash flows for each year in the performance period), subject to adjustment.

The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant. For the return on equity component, the 2016 target grant will be earned if return on equity is 100% of targeted performance. The threshold and maximum number of performance shares are 25% and 200% of the target grant, respectively. For the cumulative investment volume component, the 2016 target grant is earned if cumulative investment volume is 100% of targeted performance. The threshold and maximum number of performance shares are 25% and 200% of the target grant, respectively. Dividend equivalents accrue throughout the performance period and are only paid on the number of performance shares earned at the end of the performance period.

The grant date fair value of the 2016, 2015, and 2014 performance shares are shown in column (e) of the Summary Compensation Table. The number of performance shares granted in 2016 that may be earned at target, threshold, and maximum levels is shown in columns (g), (f), and (h), respectively, of the Grants of Plan-Based Awards Table.

GATX CORPORATION - 2017 Proxy Statement	45

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of our stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)(6)
Brian A. Kenney	0	109,100	(1)		39.1850	1/28/2023			38,180	(4)	2,351,124
	26,300	52,600	(2)		56.9100	1/29/2022			25,240	(5)	1,554,279
	38,333	19,167	(3)		58.3450	1/30/2021
	62,500				45.8910	1/24/2020
	76,900				44.0150	1/26/2019
	75,000				33.9350	1/27/2018
Robert C. Lyons	0	27,600	(1)		39.1850	1/28/2023			9,660	(4)	594,863
	6,833	13,667	(2)		56.9100	1/29/2022			6,570	(5)	404,581
	11,666	5,834	(3)		58.3450	1/30/2021
	17,900				45.891	1/24/2020
	18,200				44.015	1/26/2019
	18,500				33.935	1/27/2018
James F. Earl	0	26,500	(1)		39.1850	1/28/2023			9,270	(4)	570,847
	6,933	13,867	(2)		56.9100	1/29/2022			6,660	(5)	410,123
	11,266	5,634	(3)		58.3450	1/30/2021
	19,200				45.891	1/24/2020
	21,500				44.015	1/26/2019
Thomas A. Ellman	4,700	22,400	(1)		39.1850	1/28/2023			7,830	(4)	482,171
	8,333	9,400	(2)		56.910	1/29/2022			4,500	(5)	277,110
	9,300	4,167	(3)		58.345	1/30/2021
	8,500				45.891	1/24/2020
	9,300				44.015	1/26/2019
					33.935	1/27/2018
Deborah A. Golden	0	17,100	(1)		39.1850	1/28/2023			5,990	(4)	368,864
	4,133	8,267	(2)		56.910	1/29/2022			3,960	(5)	243,857
	7,800	3,900	(3)		58.345	1/30/2021
	11,600				45.891	1/24/2020
	12,100				44.015	1/26/2019
	13,300				33.935	1/27/2018

(1)	NQSOs will vest in three, equal, annual installments on 1/28/2017, 1/28/2018, and 1/28/2019.
(2)	50% of the unexercisable SARs will vest on 1/29/2017 and the remainder will vest on 1/29/2018.
(3)	100% of the SARs will vest on 1/30/2017.
(4)	Amounts shown reflect the number of target performance shares granted in 2016. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2018.
(5)	Amounts shown reflect the number of target performance shares granted in 2015. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2017.
(6)	Market value of performance shares is based on the closing price of GATX common stock on the last trading day of the year, December 31, 2016, which was $61.58 per share.

46	GATX CORPORATION - 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	69,900	1,192,494	34,576	2,115,187
Robert C. Lyons	17,600	341,880	10,499	642,276
James F. Earl	79,300	1,632,012	10,154	621,171
Thomas A. Ellman	5,900	115,404	7,495	458,507
Deborah A. Golden	10,000	207,200	6,999	428,164

(1)	Amounts shown include the number and value of performance shares earned during the 2014-2016 performance period as described in the Compensation Discussion and Analysis section of this Proxy Statement. Although actual performance was determined after calendar year-end on January 26, 2017, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2016 for the 2014-2016 performance period.

Pension Benefits Table

Each of our NEOs participated in a defined benefit pension plan during the year ended December 31, 2016. The following table contains information about these plans that provide for payments or other benefits to our NEOs at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	GATX Non-Contributory Pension Plan for Salaried Employees	21.2	550,393	0
	GATX Supplemental Retirement Plan	21.2	5,181,756	0
Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	20.3	582,899	0
	GATX Supplemental Retirement Plan	20.3	1,588,821	0
James F. Earl	GATX Non-Contributory Pension Plan for Salaried Employees	28.9	1,146,695	0
	GATX Supplemental Retirement Plan	28.9	4,260,817	0
Thomas A. Ellman	GATX Non-Contributory Pension Plan for Salaried Employees	20.3	477,664	0
	GATX Supplemental Retirement Plan	20.3	837,221	0
Deborah A. Golden	GATX Non-Contributory Pension Plan for Salaried Employees	11.0	496,022	0
	GATX Supplemental Retirement Plan	11.0	884,282	0

(1)	Present value of accumulated benefit is calculated as the amount payable at age 65. The GATX Non-Contributory Pension Plan for Salaried Employees Plan assumption is that 50% will elect the lump sum option and 50% will elect the annuity option at retirement. The GATX Supplemental Retirement Plan calculations use each NEO’s actual election for payment of future benefit; all NEOs shown have elected a lump sum form of payment. The value of the annuity option is calculated using December 31, 2016, ASC Topic No. 715, Compensation — Retirement Benefits, disclosure assumptions (4.22% interest rate, RP-2014 Healthy Annuitant Mortality Table generationally projected by Scale MP2016). Lump sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2016 at 4.22% and 3.83% for the Salaried Plan and Non-Qualified Supplemental Plan, respectively.
(2)	NEOs’ vested stock may also qualify for subsidized early retirement benefits.

GATX CORPORATION - 2017 Proxy Statement	47

EXECUTIVE COMPENSATION TABLES

Narrative Discussion Related to Pension Benefits Table

NEOs participate in our Non-Contributory Pension Plan for Salaried Employees (the “Qualified Plan”), which covers salaried employees of GATX and its domestic subsidiaries.

All NEOs have met the Qualified Plan’s vesting requirement. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Qualified Plan are not subject to any deduction for Social Security or other offset amounts.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Qualified Plan will be paid by the Company under the GATX Supplemental Retirement Plan (the “Non-Qualified Plan”). The Non-Qualified Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Non-Qualified Plan are funded from the general assets of the Company.

Key provisions of the Qualified Plan include the following:

•	Participation. Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.

•

Normal Retirement Benefits. Normal retirement is at age 65 with five years of credited service. The basic formula is a base benefit equal to 1% of average monthly compensation multiplied by years of benefit service plus an excess benefit equal to 0.65% of average monthly compensation in excess of monthly Social Security Covered Compensation multiplied by years of benefit service (to a maximum of 35 years).

•

Early Retirement Benefits. Qualified benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Qualified benefits accrued prior to July 1, 2008 and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

“Compensation” is defined as regular earnings during the calendar year, including covered bonuses but excluding deferred and contingent compensation. For NEOs, compensation includes salary and annual incentive awards paid under the GATX Cash Incentive Compensation Plan. For the Final Average Pay Formula, “Social Security Covered Compensation” means the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint-and-survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value, or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

The present value of accumulated pension benefits for each NEO is shown in column (d) of the Pension Benefits Table.

Potential Payments upon Termination or Change of Control

Except for the COC agreements described in the Compensation Discussion and Analysis, we have not entered into employment agreements with any of the NEOs. They participate in the same plans and are subject to the same treatment as all other salaried employees in the event of termination due to voluntary resignation, discharge for cause, involuntary separation, death, disability, and retirement. This discussion, and the table that follows, therefore focuses solely on termination in the event of a change of control of GATX. The key provisions of the COC agreements are described below, followed by a table that shows the amounts that we would pay or the benefits we would have provided to each NEO if such a change of control situation had occurred on December 31, 2016.

48	GATX CORPORATION - 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Key Provisions of the COC Agreements

Each NEO has entered into a COC agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control. Key terms under the agreements include the following:

Executive Benefit	Description
Term	• Agreement effective for two-year rolling term and renews automatically each year unless GATX gives 60-days’ advance notice of non-renewal
• Employment period is two years
• Unless a COC occurs, employment is at will
Payment Triggers	• Involuntary termination without “cause” or voluntary termination for “good reason” within two years following a COC
• Failure of a successor to assume the Agreement
• Termination prior to, but in contemplation of, a COC
• Payments are not triggered in the event of death, disability, “cause,” or voluntary termination for other than “good reason”
Severance Benefits	• Three times the sum of base salary and target annual bonus (paid in lump sum)
• Three years of additional age and service credit for retirement purposes
• Three years of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare
• Outplacement services at a maximum cost of 10% of salary

•    Pro rata portion of target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest

Excise Tax Gross Up

•    Provided unless value of severance benefits is within 110% of the level that would not trigger excise taxes; if so, the amount of severance benefits otherwise payable is reduced so that excise taxes are not imposed

• Tax gross up not included in COC agreements entered into after 2009
Enforcement and Legal Fees	• Payable by Company unless a court determines that such payment was unjust
Definition of Key Terms	• COC means any of the following:
— the acquisition of 20% or more of the Company’s outstanding shares or voting securities
— a turnover in a majority of the Company’s board members

—  consummation of a reorganization, merger, consolidation, sale, or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity

— consummation of a reorganization, merger, consolidation, sale, or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive
— shareholder approval of liquidation or dissolution of the Company

•     “Cause” means the willful illegal conduct, gross misconduct, or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls

• “Good Reason” means any of the following:
— a material diminution of the executive’s authority or duties
— a material diminution in base compensation
— a material diminution in the budget over which authority is retained
— a material change in geographic location at which services must be performed

GATX CORPORATION - 2017 Proxy Statement	49

EXECUTIVE COMPENSATION TABLES

Amounts Payable under COC Agreements

The table below reflects certain assumptions made in accordance with SEC rules, namely that (a) the COC and termination of employment occurred on December 31, 2016 and (b) the value of a share of the Company’s common stock on December 31, 2016, the last trading day of the year, was $61.58. It includes the lump sum payments associated with the benefits described above, as well as the value of all equity awards for which vesting is accelerated as provided under the GATX 2012 Incentive Award Plan. The table excludes the following payments and benefits that are not enhanced by the termination of employment following a COC:

•	accrued vacation pay, health plan continuation, and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally

•	stock options or SARs that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table

•	performance shares that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table

•	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the GATX Non-Contributory Pension Plan for Salaried Employees.

Potential Payments upon Change of Control Table

					Accelerated Vesting of Equity Awards(3)
Name	Severance ($)	Bonus (Accrued Obligations) ($)(1)	SRP Payment ($)(2)	Gross-up Payment ($)	Options/SARs ($)	Performance Shares ($)	Outplacement ($)	Total Value ($)
Brian A. Kenney(4)	5,739,000	956,500	2,364,189	0	2,750,942	3,905,403	95,650	15,811,684
Robert C. Lyons(5)	2,361,667	367,710	1,013,804	0	700,796	999,444	52,530	5,495,951
James F. Earl(4)	3,168,630	434,910	1,520,764	0	676,449	980,970	62,130	6,843,853
Thomas A. Ellman	2,208,000	276,000	765,548	0	559,025	759,281	46,000	4,613,854
Deborah A. Golden(5)	1,873,326	258,420	594,428	0	434,176	612,721	43,070	3,816,142

(1)	Represents the executive’s current target bonus amount.
(2)	Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC agreements instead of the GATX Non-Contributory Pension Plan for Salaried Employees, attributable to three additional years of age and service credit.
(3)	Under the 2012 Incentive Award Plan, a termination following a change of control results in the accelerated vesting of all unvested NQSO, SAR, and performance share grants. Performance against goals is assumed to be at target with respect to performance shares.
(4)	The value of Mr. Kenney’s and Mr. Earl’s COC payments falls below the level that would trigger an excise tax, therefore they would not receive a gross-up payment.
(5)	The value of Mr. Lyon’s and Ms. Golden’s COC payments fall within 110% of the level that would not trigger an excise tax; therefore, their severance benefits have been reduced by $317,363 and $194,034, respectively, to avoid imposing an excise tax and corresponding gross-up payment, per their agreements.

50	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 4:	APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Our Board is seeking shareholder approval of an amendment, restatement, and continuation of the GATX Corporation 2012 Incentive Award Plan (the “2012 Plan”), which, among other things, will increase the shares available for grant by 3,500,000 shares (the “Restated Plan”). Our Board has approved the Restated Plan, subject to obtaining shareholder approval at the Annual Meeting. If approved by shareholders, the Restated Plan will become effective on the day of the Annual Meeting. If the shareholders do not approve the Restated Plan, the Restated Plan will not become effective and the 2012 Plan will continue in full force and effect in accordance with its original terms.

The Board originally adopted the 2012 Plan on February 20, 2012 as a replacement of the GATX 2004 Equity Incentive Compensation Plan (the “2004 Plan”) and, following such approval, no further awards were granted under the 2004 Plan. The terms and conditions of the 2004 Plan continue to govern any outstanding awards thereunder. Any Awards under the 2004 Plan which are forfeited are added back to the available share pool under the 2012 Plan and, if approved, the Restated Plan.

The following description of the Restated Plan is qualified in its entirety by reference to the full text of the Restated Plan, which is attached hereto as Exhibit C to this Proxy Statement.

Why Shareholders Should Vote to Approve the Restated Plan

Equity Incentive Awards are an Important Part of Our Compensation Philosophy

Equity compensation is a key element of our compensation philosophy. We use long-term equity compensation to tie the interests of our employees and directors directly to the interests of our shareholders. We also emphasize long-term incentive opportunities more heavily than short-term incentives consistent with our business, which involves buying, leasing, maintaining, and selling long-lived assets into constantly changing business conditions over decades.

Our Existing Equity Plans will no Longer have Shares Available for Grant

Under our current forecasts, the 2012 Plan will run out of shares available for grant within the next 12 months, and we will no longer be able to continue to issue equity to our employees or directors unless shareholders approve the Restated Plan. This assumes that we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that unanticipated changes in future circumstances could require changes to our current equity grant practices. While we could increase cash compensation if we are unable to grant equity incentives, we anticipate having difficulty attracting, retaining, and motivating our employees and directors if we are unable to make equity grants to them.

GATX CORPORATION - 2017 Proxy Statement	51

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Determination of Share Reserve for the Restated Plan

The table below presents information regarding the number of shares subject to outstanding awards under the 2004 Plan and the 2012 Plan, and shares remaining available for issuance under the 2012 Plan, as of March 10, 2017.

2012 Incentive Award Plan Share Usage and Activity

Original 2012 Incentive Award Plan Shares	3,500,000
less options/SARs granted	-1,778,500
less Full Value Awards granted ( x 1.7)	-1,542,919
plus options/SARs cancelled	153,851
plus Full Value Awards cancelled – 2012 Plan ( x 1.7)	193,258
plus Full Value Awards cancelled – 2004 Plan ( x 1.0)	27,119

Shares Available to be Granted	552,809

Outstanding SARs Granted under the 2004 Plan	336,074

In determining whether to approve the Restated Plan, including the increase to the share reserve, the Board considered the following:

•

The Restated Plan will increase the shares available for grant by 3,500,000 shares, so that the shares available for future grant will include (i) the newly available 3,500,000 shares plus (ii) shares that remain available for future grant under the 2012 Plan plus (iii) any potential forfeitures of the shares subject to outstanding stock appreciation rights (“SARs”) that remain outstanding under the 2004 Plan. The 2012 Plan originally provided for a pool of 3,500,000 shares, and the Restated Plan will add 3,500,000 new shares, for a total aggregate pool of 7,000,000 shares, plus any shares that could be forfeited under the 2004 Plan.

•

In calendar years 2014, 2015, and 2016, GATX’s annual equity burn rates (calculated by dividing (1) the number of shares subject to equity awards granted during the year by (2) the weighted-average number of shares outstanding at the end of the applicable year) under the 2012 Plan were 0.97%, 1.15%, and 1.68%, respectively. If each Full Value Award (as defined below) is multiplied by 1.7 (as provided in the 2012 plan and consistent with the methodology employed by certain proxy advisory firms), the “adjusted” annual burn rate under the 2012 Plan would be 1.17%, 1.40%, and 2.04% for calendar years 2014, 2015, and 2016, respectively.

•

We expect the share reserve under the Restated Plan to provide us with enough shares for awards for approximately five years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of GATX shares and hiring activity during the next few years, forfeitures of outstanding awards under the 2012 Plan and the 2004 Plan, and noting that unanticipated changes in future circumstances could require changes to our current equity grant practices. We cannot predict our future equity grant practices, the future price of GATX shares, forfeiture rates, or our future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time than we expect.

•

The potential dilution to our shareholders that may result from the issuance of shares pursuant to outstanding awards and awards to be issued under the Restated Plan is determined by reference to the “overhang” rate. In calendar years 2014, 2015, and 2016, the end-of-year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 10.0%, 9.3%, and 8.0%, respectively. If the Restated Plan is approved, GATX expects the overhang rate to increase to approximately 16.7% following such approval due to the 3,500,000 additional shares added by the Restated Plan.

•

Analysis by the Compensation Committee’s independent compensation consultant, which was based on generally accepted evaluation methodologies used by proxy advisory firms, has found that the number of shares to be reserved under the Restated Plan is within generally accepted standards as measured by an analysis of the Restated Plan cost relative to industry practice.

52	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our capability to attract, retain, and motivate highly qualified individuals in the competitive markets in which we compete, our Board has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time.

Equity Compensation Best Practices Reflected in the Restated Plan

In keeping with our commitment to strong corporate governance, we have included a number of provisions in the Restated Plan that we believe are consistent with best practices in equity compensation and protective of the interests of our shareholders. The Restated Plan contains the following improvements over the terms of the 2012 Plan:

•

Requirement that Dividends be Paid Only on Vested Awards. The Restated Plan explicitly provides that no dividends or dividend equivalents may be paid on any unvested equity awards. The 2012 Plan applies this limitation only to unvested performance awards.

•

Specific Limitation on Non-Employee Director Compensation. An annual limit of $350,000 per calendar year applies to the sum of all cash or other compensation and the grant date fair value of all equity awards paid or granted to a non-employee director for services as a member of our Board.

In addition, the Restated Plan continues the following best practices of the 2012 Plan:

•

Continued Broad-Based Eligibility for Equity Awards. We grant equity awards to a significant number of employees and all non-employee directors. We believe that this ties their interests directly with the interests of our shareholders and motivates these individuals to act as owners of the business. As of March 10, 2017, 222 of GATX’s active and retired employees and nine of its non-employee directors held outstanding equity awards.

•

No Discount Options or SARs. All options and SARs will have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted; provided, that discount options may be granted in the event options are assumed or substituted in connection with certain corporate transactions. The closing sale price for a share of our common stock on the New York Stock Exchange, or the NYSE, on March 10, 2017 was $58.45.

•

No Recycling of Shares Used to Pay Exercise Price or Satisfy Tax Withholding. Shares used to pay option or SAR exercise price, to satisfy tax withholding obligations, or otherwise purchased on the open market with cash proceeds from the exercise of options are not recycled back in the Restated Plan for re-grant.

•	No Automatic Single-Trigger Vesting of Awards. The Restated Plan does not provide for automatic “single-trigger” accelerated vesting upon a change of control.

•

Fungible Share Pools with Reasonable Limit on Full Value Awards. For purposes of calculating the shares that remain available for issuance under the Restated Plan, grants of options and SARs will be counted as the grant of one share for each one share actually granted, as described above. However, to protect shareholders from potentially greater dilutive effect of restricted stock, restricted stock units, phantom stock, and stock payments (“Full Value Awards”), all grants of Full Value Awards on or after the effective date of the Restated Plan will be deducted from the share reserve as 2.0 shares for every one share actually granted. Prior to the effective date of the Restated Plan, all Full Value Awards were deducted from the 2012 Plan share reserve as 1.7 shares for every one share actually granted.

•

Minimum One-Year Vesting Period. All options, SARs, restricted stock, restricted stock units, phantom stock, and stock payment awards that vest based on time shall not vest for any period of less than one year.

•

No Repricing of Awards. Awards may not be repriced, replaced, or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	No Tax Gross-Ups. The Restated Plan does not provide for any tax gross-ups.

GATX CORPORATION - 2017 Proxy Statement	53

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Shareholder approval requirement

Shareholder approval of the Restated Plan is needed for GATX to satisfy the shareholder approval requirements of the NYSE and so that certain stock options granted under the Restated Plan will qualify as “incentive stock options,” or “ISOs”, as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

In addition, shareholder approval of the material terms of the Restated Plan is necessary to preserve our ability to provide “qualified performance-based compensation” (“QPBC”) that will be tax deductible without regard to the limits of Section 162(m) of the Code (as described below under the heading Section 162(m) Limitation). The material terms of the Restated Plan include, without limitation, the classes of individuals eligible to receive awards, the award limits, and the performance criteria described on page 60 under the heading Performance Awards. GATX has not adopted a policy that all compensation paid to executive officers must be deductible, and there is no guarantee that incentive compensation paid to our covered employees will qualify as QPBC for purposes of Section 162(m). However, shareholder approval of the material terms of the Restated Plan will permit the Compensation Committee to seek to structure incentive compensation to meet the performance-based compensation requirements if it chooses to do so.

Therefore, we are asking shareholders to approve the terms of the Restated Plan for purposes of complying with the requirements of the NYSE and satisfying the shareholder-approval requirements of Sections 422 and 162(m) of the Code.

Description of the Restated Plan

The following sets forth a description of the material terms of the Restated Plan.

Authorized Shares

The Restated Plan authorizes the issuance of the sum of:

•	3,500,000 originally authorized shares under the 2012 Plan (of which 552,809 shares remain available for future grant as of March 10, 2017), plus

•	3,500,000 additional shares (for a maximum of 7,000,000 shares that have been or could be granted under both the 2012 Plan and the Restated Plan), plus

•

Any potential forfeitures of the shares that remain subject to outstanding SARs outstanding under the 2004 Plan which could be forfeited or lapse unexercised or are settled in cash or are not issued under the 2004 Plan (as of March 10, 2017, there were 336,074 such awards);

provided that the aggregate number of shares of common stock that remain available for issuance under the Restated Plan shall be reduced by 2.0 shares for each share delivered in settlement of any Full Value Award granted on or after the effective date of the Restated Plan and shall be reduced by 1.7 shares for each share delivered in settlement of any

Full Value Award granted prior to the effective date of the Restated Plan and by one share for each share delivered in settlement of any option or stock appreciation right.

As of March 10, 2017, 1,563,785 shares were subject to outstanding options and SARs under the 2012 Plan (of which 768,575 remained unvested and subject to forfeiture), and 627,679 shares were subject to outstanding Full Value Awards (of which 431,210 remained unvested and subject to forfeiture). Assuming forfeiture of all outstanding unvested options, SARs, and Full Value Awards under the 2012 Plan and the 2004 Plan (a total of 1,732,328 potentially forfeitable awards) and counting the 552,809 shares remaining in the 2012 Plan share pool and the 3,500,000 new shares to be added to the share pool, a maximum of 5,588,668 shares could potentially become available for issuance under the Restated Plan, if it is approved. Shares issued under the Restated Plan may be authorized but unissued shares, shares purchased on the open market, or treasury shares.

Share Counting Provisions

If an award under the Restated Plan or 2004 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, or canceled without having been fully exercised or forfeited, in any case, in a manner that results in GATX acquiring shares covered by such award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing one or more shares covered by such award, the unused shares covered by the award will become or again be available for grant under

54	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

the Restated Plan. In addition, shares delivered to GATX to satisfy the applicable withholding obligation (including shares retained by GATX from the award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for grant under the Restated Plan. For any shares granted pursuant to an award under the Restated Plan or 2004 Plan, the shares available under the Restated Plan will be increased by 2.0 shares for each share subject to a Full Value Award granted on or after the effective date of the Restated Plan, 1.7 shares for each share subject to a Full Value Award granted prior to the effective date of the Restated Plan, and one share for each share subject to an option or SAR, in each case, that becomes or again is available for issuance pursuant to the foregoing share counting provisions of the Restated Plan. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the Restated Plan.

Administration

The Restated Plan will be administered by the Compensation Committee or a subcommittee thereof (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the Restated Plan (the “Administrator”) or its delegate will have the authority to determine which employees and non-employee directors receive awards and set the terms and conditions applicable to the award within the confines of the Restated Plan’s terms. The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated Plan.

Award Limits for Employees

The Restated Plan includes annual limits on awards that may be granted to any individual participant. For participants other than non-employee directors, the maximum aggregate number of shares of common stock with respect to all options and SARs that may be granted to any one person during any calendar year is 500,000, and the maximum aggregate number of shares of common stock that may be earned with respect to any Full Value Award during any calendar year is 300,000.

The maximum aggregate amount originally designated to become payable only in cash to any one person during any calendar year is $5,000,000. These numbers may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. For purposes of these individual award limits, each share subject to an award (including a Full Value Award) will be counted as one share against the specified limit.

Compensation Limit for Non-Employee Directors

The sum of all cash or other compensation and the value (determined as of the grant date in accordance with FASB ASC Topic 718 (or any successor thereto)) of all awards granted to a non-employee director under the Restated Plan or otherwise paid as fees during any calendar year for services as a member of the Board may not exceed $350,000. This limit applies to all compensation provided to a non-employee director, whether or not such compensation is provided under the Restated Plan.

Eligibility

Employees and non-employee directors of GATX or any of its subsidiaries are eligible to receive awards under the Restated Plan. As of March 10, 2017, GATX and its subsidiaries had approximately 200 active employees and

9 non-employee directors who would have been eligible to receive awards under the Restated Plan had it been in effect on such date.

GATX CORPORATION - 2017 Proxy Statement	55

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Types of Awards

The Restated Plan provides for the grant of stock options (including ISOs and nonqualified stock options (“NQSOs”)), SARs, restricted stock, restricted stock units, dividend equivalent awards, phantom stock awards, stock payment awards, and performance awards that are cash-based, stock-based, or a combination thereof. Awards to eligible individual will be subject to the terms of an individual award agreement between GATX and the individual. A brief description of each award type follows:

Stock Options

Options provide the option holder with the right to purchase shares of common stock at a specified price and usually become exercisable in one or more installments after the grant date. The option exercise price may be paid by:

•	cash

•	check

•	shares of common stock which have been held by the option holder for such period as required by the Administrator

•	proceeds from the sale of a portion of the shares covered by such option in a broker assisted cashless exercise or

•	such other methods as the Administrator may approve from time to time.

Options may take two forms, NQSOs and ISOs. NQSOs may be granted for any term specified by the Compensation Committee up to a maximum of ten years. The terms of ISOs are subject to certain restrictions contained in the Code in order to qualify as incentive stock options for tax purposes, including the following:

•

The exercise price of an ISO must not be less than the fair market value of our common stock on the date of grant or, if granted to an individual who owns at least 10% of the total combined voting power of all classes of GATX stock (a “10% Holder”), the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant

•	ISOs may be granted only to employees

•	ISOs expire within a specified time following termination of the holder’s employment with the Company

•	ISOs must be exercised within ten years after the date of grant or, with respect to a 10% Holder, no more than five years after the date of grant

•	ISOs may not be exercisable for the first time for shares of common stock having an aggregate fair market value in excess of $100,000, determined based on the exercise price.

Stock Appreciation Rights

SARs provide for payment to the SAR holder based on increases in the price of the Company’s common stock over a specified base price. SARs may be granted in connection with options or other awards or separately.

The term of each SAR is set by the Administrator up to a maximum of ten years from the date of grant. Payment for SARs may be made in cash, common stock, or any combination of the two.

Restricted Stock

A restricted stock award is a non-transferable grant of shares of common stock at a price determined by the Administrator (which price may be zero) and, unless otherwise determined by the Administrator at the time of award, may be forfeited upon termination of employment or service during a restricted period. The Administrator shall also determine in the award agreement whether the holder will be entitled to vote the shares of restricted stock or receive dividends on such shares. Restricted stock granted to employees will vest according to the terms of each individual award agreement, as determined by the Administrator. Any dividends that accrue on restricted stock will be held and not paid until the restricted stock vests.

56	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Restricted Stock Units

Restricted stock units represent the right to receive shares of common stock at a specified date in the future. On the vesting date specified in the award agreement, the Company will deliver to the holder of the restricted stock unit, unrestricted shares of GATX common stock which will be freely transferable. The Administrator will specify the vesting requirements in each award agreement.

Dividend Equivalents

Dividend equivalents may be paid in cash or stock and represent the value of the dividends on the common stock, calculated with reference to the number of shares covered by an award. Dividend equivalents paid in cash do not count against the share and award limits under the

Restated Plan. Dividend equivalents will be paid out only if, when, and to the extent that the awards vest. The value of dividends and other distributions payable with respect to awards that do not vest will be forfeited.

Performance Awards

Performance awards are denominated in cash or shares of GATX common stock and are linked to the satisfaction of performance criteria established by the Administrator. If the Administrator determines that the award is intended to meet the requirements of “qualified performance based compensation” for purposes of Section 162(m) of the Code, then the performance criteria on which the award will be based will be with reference to any one or more of the following:

•	earnings (either before or after any one or more of interest, taxes, depreciation, and amortization)

•	economic value-added

•	gross or net sales or revenue

•	income (gross or net, before or after taxes)

•	adjusted income (gross or net)

•	operating earnings or profit

•	cash flow (including, but not limited to, operating cash flow and free cash flow)

•	return on capital

•	return on assets

•	return on shareholders’ equity

•	total shareholder return

•	return on sales

•	gross or net profit or operating margin

•	costs

•	funds from operations
•	expenses

•	productivity

•	return on net assets

•	operating efficiency

•	economic value

•	working capital

•	earnings per share

•	adjusted earnings per share

•	regulatory body approval for commercialization of a product

•	implementation or completion of critical projects

•	cash flow return on capital

•	price per share of common stock

•	market share

•	investment volume

•	total gross income less total ownership costs

•	ownership costs

Any of the foregoing criteria may be measured either in absolute terms, as an incremental increase or decrease,

or as compared to results of a peer group or market performance indicators.

Stock Payments

Payments to Participants of bonuses or other compensation under the Restated Plan may be made in the form of common stock.

GATX CORPORATION - 2017 Proxy Statement	57

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Phantom Stock

Phantom stock typically is awarded without payment of consideration and may be subject to vesting conditions, including satisfaction of performance criteria. Shares of common stock are not actually issued until the phantom stock award has vested. Recipients of phantom stock also have no voting or dividend rights prior to vesting and delivery of the phantom stock. Payment for phantom stock may be made in cash, common stock, or any combination of the two.

Minimum Vesting Period

All options, SARs, restricted stock, restricted stock units, phantom stock, stock payment awards, and performance awards that vest based on time shall not vest for any period of less than one year.

Prohibition on Repricing

The Restated Plan prohibits the Administrator from repricing options or SARs without shareholder approval (other than as permitted in connection with certain transactions), including any repricing accomplished through the cancellation of an option or SAR in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the common stock.

Change of Control

In connection with a change of control, all outstanding awards will continue in effect or be assumed or converted in the transaction. If an award is continued, assumed, or substituted for an equivalent award and a participant’s service is terminated without cause within twenty-four months, or such lesser period as provided in the award agreement, following the change of control, then the participant will become fully vested in the continued, assumed, or substituted award. In the event that outstanding awards are not assumed or substituted, such awards will become fully exercisable immediately prior to the change of control and all forfeiture restrictions on such awards will lapse.

Adjustments upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, or other distribution (other than normal cash dividends) of GATX assets to shareholders, or other similar changes affecting the shares or share price of GATX common stock, the Administrator shall make equitable adjustments to reflect changes with respect to (i) the terms and conditions of any outstanding awards, (ii) the number and kind of shares subject to an award, (iii) the aggregate number and kind of shares that may be issued under the Restated Plan, and (iv) the grant, exercise, or base price per share for any outstanding awards. In addition, upon such events the Administrator may provide for the (1) termination of any awards in exchange for cash equal to the amount the holder would otherwise be entitled if they had exercised the award, (2) full vesting, exercisability, or payment of any award, (3) assumption of such award by any successor, (4) replacement of such award with other rights or property, (5) the adjustment of the number and type of shares and/or the terms and conditions of the awards which may be granted in the future, or (6) that awards cannot vest, be exercised or become payable after such event.

Amendment and Termination

The Restated Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time by the Board, provided that shareholder approval will be obtained for any amendment that (i) increases the number of shares available under the Restated Plan, (ii) reduces the exercise price or base price of any outstanding option or SAR, (iii) cancels any option or SAR in exchange for cash or for another award having a lower per share exercise price, or (iv) is necessary or desirable to comply with any applicable law or stock exchange rule.

58	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Awards Not Transferable

In general, awards may not be pledged, assigned or transferred other than by will or by laws of descent and distribution. The Administrator may allow awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions, or trusts for the benefit of family members.

Forfeiture and Clawbacks

All awards (including the gross amount of any proceeds, gains, or other economic benefit obtained in connection with any award) made under the Restated Plan are subject to clawback by GATX to the extent required to comply with applicable laws or the GATX Executive Compensation Recoupment Policy, as amended from time to time.

Data Privacy

All holders of awards explicitly consent to the collection, use and transfer, in electronic or other form, of personal data by the Company and its subsidiaries for the exclusive purpose of implementing, administering, and managing participation in the Restated Plan.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any award, GATX has the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the Administrator to disapprove of such use. The Restated Plan will expire and no further awards may be granted after the tenth anniversary of its approval by GATX shareholders.

United States Federal Income Tax Consequences

The tax consequences of the Restated Plan under current U.S. federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the Restated Plan, is intended for general information only and is not tax advice. State, local, and foreign income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

Nonqualified Stock Options

For U.S. federal income tax purposes, an option holder generally will not recognize taxable income at the time a NQSO is granted under the Restated Plan. The holder will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a NQSO. The amount of income recognized (and the amount deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the common stock at the time of exercise over the aggregate exercise price paid for the option, regardless of whether the exercise price is paid in cash, shares or other property. A holder’s tax basis for the shares acquired on exercise, for purposes of determining his or her gain or loss upon a subsequent disposition, generally will be the fair market value of the common stock on the date of exercise of the option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options

A holder of an ISO generally will not recognize taxable income either at the time of grant or at the time of exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the holder for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an ISO, the holder will recognize taxable income. If shares acquired upon the exercise of an ISO are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be

GATX CORPORATION - 2017 Proxy Statement	59

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the holder of an ISO.

Stock Appreciation Rights

No taxable income is generally recognized upon the grant of SARs. Upon exercise, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The

Company generally will be entitled to a compensation deduction for the same amount which the holder recognizes as ordinary income.

Restricted Stock

A holder of restricted stock generally will not recognize taxable income upon issuance, and the Company generally will not then be entitled to a deduction, unless an election is made by the holder under Section 83(b) of the Code. However, when the restricted stock vests and the shares are no longer subject to a substantial risk of forfeiture, the holder generally will recognize ordinary income, and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the vesting date over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the holder generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor, and the Company will be entitled to a deduction for the same amount.

Restricted Stock Unit

A holder of a restricted stock unit generally will not recognize taxable income upon the grant thereof. However, when the restricted stock unit vests and shares are delivered to the holder, the value of such shares at that time will be taxable to the holder as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the holder.

Phantom Stock

A holder of a phantom stock award will generally not recognize taxable income upon grant. However, when the phantom stock vests and shares are delivered to the holder, the value of such shares at that time will be taxable to the holder as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the holder.

Stock Payment Awards

A holder will recognize taxable ordinary income on the fair market value of any stock delivered as payment for bonuses or other compensation under the Restated Plan,

and the Company generally will be entitled to a corresponding deduction.

Performance Awards

A holder who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.

When the award vests and is paid, whether in cash or shares, the holder generally will recognize ordinary income, and the Company generally will be entitled to a corresponding deduction.

60	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Code Section 409A

Certain awards under the Restated Plan, depending in part on the particular terms and conditions of such awards, may be considered nonqualified deferred compensation subject to the requirements of Code

Section 409A. If the terms of such awards do not meet the requirements of Code Section 409A, the holder of the award may be charged an additional 20% tax obligation, plus penalties and interest.

Section 162(m) Limitation

In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent that the total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) of certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, shareholders. In particular, options and SARs will satisfy the “qualified performance-based compensation” exception if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock, restricted stock units, phantom stock, stock payment awards, and performance unit/share awards granted under the Restated Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon pre-established objective performance measures based on the performance goals described on page 57 under the section entitled Performance Awards.

The Company has attempted to structure the Restated Plan in such a manner that the Administrator can determine the terms and conditions of awards granted thereunder such that the remuneration attributable to such Awards will not be subject to the $1,000,000 deduction limitation. The Company has not, however, requested a ruling from the U.S. Internal Revenue Service (the “IRS”) or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Restated Plan or any awards granted under the Restated Plan.

New Plan Benefits

The number of awards that an individual participant may receive under the Restated Plan is in the discretion of the Administrator, which has not determined the type or amount of awards that will be granted in the future to specific individuals. However, under our current director compensation program, our non-employee directors are entitled to receive an annual grant of phantom stock units with a value equal to $90,000 on the date of grant. Although our past practices may not be continued in the future, the table below sets forth information with respect to awards previously granted in 2016 to our NEOs and other groups of individuals named below under the 2012 Plan:

Name and Position	Dollar Value ($)(1)		Number of Phantom / Restricted Stock Units	Number of Performance Shares(2)	Number of Stock Options
Brian A. Kenney	3,008,209		—	38,180	109,100
Chairman of the Board, President and Chief Executive Officer
Robert C. Lyons	761,063		—	9,660	27,600
Executive Vice President and Chief Financial Officer
James F. Earl	730,535		—	9,270	26,500
Executive Vice President and President, Rail International
Thomas A. Ellman	617,283		—	7,830	22,400
Executive Vice President and President, Rail North America
Deborah A. Golden	471,724		—	5,990	17,100
Executive Vice President, General Counsel and Corporate Secretary
Executive Group	7,344,316		7,330	89,360	255,400
Non-Executive Director Group	735,978	(3)	176,111
Non-Executive Officer Employee Group	5,886,331		69,670	5,740	211,500

(1)	Represents the aggregate grant date fair value of the awards granted in 2016, including the grant date fair value of performance share awards at target payout levels.
(2)	Represents the number of performance shares awarded at target payout levels for 2016.
(3)	Represents the aggregate grant date fair value and amount of phantom stock units awarded to our nine non-employee directors in 2016, including a grant of phantom stock units pro-rated to reflect Ms. Aigotti’s appointment to the Board effective October 28, 2016.

GATX CORPORATION - 2017 Proxy Statement	61

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2016 and March 10, 2017 about the GATX common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	As of 12/31/16	As of 3/10/17	As of 12/31/16	As of 3/10/17	As of 12/31/16	As of 3/10/17
Equity Compensation Plans Approved by Security Holders	2,273,247(1)	2,527,538(2)	46.73(3)	49.65(3)	1,088,201	552,809
Equity Compensation Plans not Approved by Security Holders	—	—	—	—	—	—

Total	2,273,247	2,527,538			1,088,201	552,809

(1)	Consists of 1,648,235 stock options and SARs with a remaining weighted average contractual term of 4.13 years, 232,459 performance shares, 203,130 restricted stock units, and 189,423 phantom stock units.
(2)	Consists of 1,899,859 stock options and SARs with a remaining weighted average contractual term of 4.55 years, 219,056 performance shares, 213,490 restricted stock units, and 195,133 phantom stock units.
(3)	Weighted-average exercise price does not include performance shares, restricted stock units, or phantom stock units.

The Board of Directors recommends that you vote FOR approval of the Amended and Restated 2012 Incentive Award Plan.

62	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 5:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2017. Ernst & Young LLP has served as our independent registered public accounting firm since 1989.

The Audit Committee regularly evaluates the performance of Ernst & Young LLP, including its independence with respect to services performed. The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of GATX and our shareholders.

Because the members of the Audit Committee value shareholders’ views on our independent registered public accounting firm, we are seeking shareholder ratification of the appointment even though ratification is not legally required. While this vote cannot be binding, if shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take the vote into account in making future appointments.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions by shareholders.

The Board of Directors recommends that you vote FOR the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for 2017.

Audit Committee Report

The Audit Committee’s responsibilities, as set forth in its charter, include providing oversight of our financial accounting and reporting process through periodic meetings with our management, independent registered public accounting firm, and internal auditors to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

The Audit Committee has the ultimate authority to select and engage our independent registered public accounting firm, evaluate its performance, evaluate the performance of the lead audit partner, oversee the required rotation of the lead audit partner, review and consider the selection of the lead audit partner, approve all audit and non-audit work, and approve all associated fees. GATX management is responsible for the preparation and integrity of our financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on our management (including senior financial management), internal audit staff, and independent registered public accounting firm.

It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. That work is the responsibility of GATX management and our independent registered public accounting firm. In making its recommendation to the Board noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of our independent registered public accounting firm with respect to the financial statements.

The Audit Committee consists of six directors: Anne L. Arvia (Chair), Diane M. Aigotti, James B. Ream, Robert J. Ritchie, Casey J. Sylla, and Stephen R. Wilson, each of whom is an “independent director” under the NYSE listing standards applicable to Audit Committee members. The Board has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise, and that each is an “audit committee financial expert” (as such term is defined by the SEC).

GATX CORPORATION - 2017 Proxy Statement	63

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communication with Audit Committees (AS 1301), including the quality of our accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also has received from Ernst & Young LLP the written disclosures regarding the auditors’ independence required by PCAOB Ethics and

Independence Rule 3256, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Anne L. Arvia (Chair)

Diane M. Aigotti

James B. Ream

Robert J. Ritchie

Casey J. Sylla

Stephen R. Wilson

Pre-Approval Policy

Pursuant to our pre-approval policy, the Audit Committee must pre-approve all audit and non-audit services provided to GATX by our independent registered public accounting firm before the firm is engaged to perform the services. Each year, the Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and pre-approves all necessary and appropriate audit services for the year.

Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a report of all the audit-related, tax, and other non-audit services that were performed by the independent registered public accounting firm during the current fiscal quarter pursuant to the authority previously approved by the Committee. In addition, the Company and the independent registered public accounting firm provide the Audit Committee with an estimate of the nature and amount of the services expected to be needed in the next fiscal quarter, together with a joint statement confirming that the services are consistent with the SEC’s rules on auditor independence. The Audit Committee then pre-approves those services, as appropriate. Any proposed changes to the estimate of services reviewed as part of the annual audit plan also are discussed with the Audit Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit and Other Related Fees

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young LLP in connection with (i) the audit of the annual financial statements set forth in our Annual Report on Form 10-K, (ii) the review of the interim financial statements in our Quarterly Reports on Form 10-Q, (iii) comfort letters, consents, and other services related to SEC filings, and (iv) related audit services provided to other subsidiaries of GATX were approximately $2,747,000 for 2016 and approximately $2,427,000 for 2015. Audit fees also include the audit of the effectiveness of our internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

64	GATX CORPORATION - 2017 Proxy Statement

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit-Related Fees

The aggregate fees for assurance and related services that were related to the performance of the audit or review of our financial statements were approximately

$134,000 for 2016 and approximately $125,000 for 2015. In both years, the services performed related to employee benefit plan audits.

Tax Fees

The aggregate fees for professional services rendered for federal and international tax compliance, advice, and planning were approximately $44,500 for 2016 and approximately $33,500 for 2015.

All Other Fees

Fees for other professional services rendered by Ernst & Young LLP were approximately $2,000 for each of 2016 and 2015, primarily related to access and use of Ernst & Young LLP’s online accounting research tool.

GATX CORPORATION - 2017 Proxy Statement	65

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, owned the number of shares of GATX common stock set forth in the following table:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of March 10, 2017(1)(2)
Diane M. Aigotti	583
Anne L. Arvia	18,281
James F. Earl	171,349
Thomas A. Ellman	86,538
Deborah A. Golden	95,042
Ernst A. Häberli	22,591
Brian A. Kenney	528,656
Robert C. Lyons	138,953
James B. Ream	27,840
Robert J. Ritchie	22,008
David S. Sutherland	55,361
Casey J. Sylla	32,885
Stephen R. Wilson	8,330
Paul G. Yovovich	17,602
All Directors and executive officers as a group	1,361,721

(1)	Includes (i) units of phantom common stock credited to the accounts of individuals and payable in shares of common stock following retirement from the Board as follows: Ms. Aigotti (583); Ms. Arvia (17,966); Mr. Häberli (22,591); Mr. Ream (22,840); Mr. Ritchie (20,008); Mr. Sutherland (45,361); Mr. Sylla (32,885); Mr. Wilson (4,330); Mr. Yovovich (15,588); and directors as a group (182,152); and (ii) shares which may be obtained by exercise of previously granted options or SARs within 60 days of March 10, 2017, by Mr. Earl (80,299); Mr. Ellman (56,466); Ms. Golden (62,666); Mr. Kenney (360,866); Mr. Lyons (94,966); and executive officers as a group (727,093).
(2)	Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, restricted common stock and option grants. None of the directors or named executive officers owned 1% or more of the Company’s outstanding shares of common stock except for Mr. Kenney, who owned approximately 1.3%. Directors and executive officers as a group beneficially owned approximately 3.5% of the Company’s outstanding shares of common stock.

66	GATX CORPORATION - 2017 Proxy Statement

PRINCIPAL SHAREHOLDERS

The entities listed below are the only persons known to us to beneficially own more than 5% of our common stock. To our knowledge, except as indicated in the footnotes to this table, the entities named below have sole voting and investment power with respect to all shares beneficially owned by them. Percentage of beneficial ownership is based on 39,331,094 shares outstanding as of March 10, 2017.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock
State Farm Mutual Automobile Insurance Company(1) One State Farm Plaza Bloomington, Illinois 61710	6,460,778	16.4
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,102,268	13.0
GAMCO Investors, Inc.(3) One Corporate Center Rye, New York 10580	4,555,493	11.6
BlackRock, Inc.(4) 55 East 52nd Street New York, New York 10022	4,046,221	10.3
Dimensional Fund Advisors LP(5) Building One 6300 Bee Cave Road Austin, Texas 78746	3,418,417	8.7
Wellington Management LLP(6) 280 Congress Street Boston, Massachusetts 02210	3,336,409	8.5
The London Company(7) 1800 Bayberry Court, Suite 301 Richmond, Virginia 23226	2,350,968	6.0

(1)	Based on a Schedule 13G amendment filed with the SEC on January 23, 2017. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 275,264 shares held by State Farm Investment Management Corp., (iv) 1,608,000 shares held by State Farm Insurance Companies Employee Retirement Trust, and (v) 313,800 shares held by State Farm Insurance Companies Savings and Thrift Plan for US Employees. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock. State Farm Investment Management Company and State Farm Mutual Fund Trust have shared voting and dispositive power with respect to 16,364 and 44,914, respectively, of the reported shares.
(2)	Based on a Schedule 13G filed with the SEC on February 13, 2017. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 46,584 shares of GATX stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,149 shares of GATX stock as a result of its serving as investment manager of Australia investment offerings. The Vanguard Group, Inc. and certain of its affiliated entities (collectively, “Vanguard”) have sole voting power with respect to 48,733 of the reported shares and shared voting power with respect to 5,000 of the reported shares. Vanguard has sole dispositive power with respect to 5,050,684 of the reported shares and shared dispositive power with respect to 51,584 of the reported shares.
(3)	Based on a Schedule 13D amendment filed with the SEC on March 24, 2014 and Schedule 13F filings with the SEC by GAMCO Asset Management Inc. and Gabelli Funds, LLC on February 10, 2017. Consists of (i) 2,868,893 shares held by GAMCO Asset Management, Inc., (ii) 1,682,600 shares held by Gabelli Funds, LLC, and (iii) 4,000 shares held by Mario Gabelli. GAMCO Asset Management, Inc. (“GAMCO”) and certain of its affiliated entities have the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the reported shares, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 188,232 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in GATX and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli and GAMCO is indirect with respect to shares beneficially owned directly by other reporting persons. GAMCO and certain of its affiliated entities may be deemed to constitute a “group” under the regulations of the SEC with regard to beneficial ownership of these shares of common stock, however, GAMCO and each of these affiliated entities do not admit that they constitute a group.

GATX CORPORATION - 2017 Proxy Statement	67

PRINCIPAL SHAREHOLDERS

(4)	Based on a Schedule 13G amendment filed with the SEC on January 9, 2017. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. No one person’s interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock.
(5)	Based on a Schedule 13G amendment filed with the SEC on February 7, 2017. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all shares reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(6)	Based on a Schedule 13G filed with the SEC on February 9, 2017. The reported shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of GATX common stock. Wellington Management Group LLP has shared voting power with respect to 1,981,793 of the reported shares and shared dispositive power with respect to all of the reported shares.
(7)	Based on a Schedule 13G filed with the SEC on February 14, 2017. All of the reported shares are owned by various investment advisory clients of The London Company, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions with respect to such shares. In all cases, persons other than The London Company have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the reported shares. No individual client holds more than 5% of the reported shares. The London Company has sole dispositive power with respect to 1,723,413 of the reported shares, shared dispositive power with respect to 627,555 of the reported shares, and sole voting power with respect to 1,723,413 of the reported shares.

68	GATX CORPORATION - 2017 Proxy Statement

FORWARD-LOOKING STATEMENTS

Statements in this Proxy Statement not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2016 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•	exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars

•	inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand

•	weak economic conditions and other factors that may decrease demand for our assets and services

•	decreased demand for portions of our railcar fleet due to adverse changes in the price of, or demand for, commodities that are shipped in our railcars

•	higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives

•	events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•	financial and operational risks associated with long-term railcar purchase commitments

•	reduced opportunities to generate asset remarketing income

•	operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures

•	fluctuations in foreign exchange rates
•	failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees

•	improvements in railroad efficiency that could decrease demand for railcars

•	the impact of regulatory requirements applicable to tank cars carrying crude, ethanol, and other flammable liquids

•	asset impairment charges we may be required to recognize

•	deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs

•	competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX

•	risks related to international operations and expansion into new geographic markets

•	changes in, or failure to comply with, laws, rules, and regulations

•	inability to obtain cost-effective insurance

•	environmental remediation costs

•	inadequate allowances to cover credit losses in our portfolio

•	inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

GATX CORPORATION - 2017 Proxy Statement	69

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC and the NYSE reports of their ownership, and any changes in ownership, of our common stock. In addition, SEC regulations require these persons to furnish us with copies of all such reports. Based solely on our review of the reports furnished to us, and written representations that no other reports were required, we believe that all Section 16(a) reports were timely filed in 2016.

Shareholder Proposals

2017 Annual Meeting Proposals

The Board does not know of any matters to be presented at the meeting other than those described in this Proxy Statement, and we have not received notice of any shareholder proposals for the upcoming Annual Meeting. In the event that a shareholder proposal is made at the

Annual Meeting, the Proxyholders (as defined on page 72) may exercise their discretionary voting authority under the proxies they hold to vote in accordance with their best judgment on any such proposal.

2018 Shareholder Proposals

Proposals Under SEC Rule 14a-8

In order for a shareholder proposal to be considered for inclusion in our proxy materials for the 2018 annual meeting of shareholders pursuant to SEC Rule 14a-8, the shareholder proposal must be received by the Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606 no later than November 24, 2017. Any such proposal may be included in next year’s proxy statement only if it complies with our By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8. Nothing in this section shall be deemed to require us to include, in our proxy materials relating to any annual meeting, a shareholder proposal that does not meet all of the requirements for inclusion established by the SEC.

Non-14a-8 Proposals

If a shareholder intends to present a proposal for consideration at the 2018 annual meeting of shareholders outside the processes of SEC Rule 14a-8, the proposal must be received by the Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606 no earlier than January 5, 2018, and no later than February 4, 2018. The notice must contain, and be accompanied by, all of the information as specified in our By-Laws. We recommend that any shareholder wishing to bring any item before an annual meeting of shareholders review our By-Laws, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

70	GATX CORPORATION - 2017 Proxy Statement

OTHER INFORMATION

2018 Director Nominations

Director nominations by shareholders must be received by the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606 no earlier than January 5, 2018, and no later than February 4, 2018. The notice must contain, and be accompanied by all information required by our By-Laws, the proxy rules, and applicable law.

GATX CORPORATION - 2017 Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT THE MEETING

Who may vote at the Annual Meeting?

Only holders of shares of our common stock as of the close of business on March 10, 2017 (the “Record Date”) will be entitled to vote at the Annual Meeting. On that day, 39,331,094 shares of common stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Who can attend the Annual Meeting?

Only holders of our common stock as of the Record Date, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date.

How do I vote?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the shareholder “of record” with respect to those shares. You can vote (1) by Internet or telephone by following the instructions on the proxy card, (2) signing, dating, and returning the proxy card, or (3) attending the Annual Meeting and voting in person.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee, then the nominee holding your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that nominee on how to vote the shares held in your account. Your nominee will provide you with instructions on how to vote your shares, including any available telephone or Internet voting options. If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a legal proxy issued in your name from the nominee that holds your shares.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to each of our Chief Executive Officer, Chief Financial Officer, and

General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

What happens if I do not give specific voting instructions?

Shareholder of Record. If you are a shareholder of record and you indicate when voting by Internet or telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, the Proxyholders will vote your shares (1) FOR the election of each of the Board’s nominees for director, (2) FOR the adoption of the shareholder advisory resolution to approve the Company’s executive compensation, (3) FOR a frequency of EVERY YEAR as the frequency for future executive

72	GATX CORPORATION - 2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING

compensation advisory votes, (4) FOR the approval of the Company’s Amended and Restated 2012 Incentive Award Plan, and (5) FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a bank, broker, or other nominee and you do not provide that nominee with specific voting instructions, under the rules of various national and regional securities exchanges, the nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter at least 10 days before the Annual Meeting, your nominee will inform the inspector of election that it does not have the authority to vote your shares on that matter. This is generally referred to as a “broker non-vote”.

Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal No. 5) is considered a “routine” matter. A bank, broker, or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to occur in connection with Proposal No. 5. The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3), and the approval of the Company’s Amended and Restated 2012 Incentive Award Plan (Proposal 4) are considered “non-routine” matters. A bank, broker, or other nominee cannot vote on those matters without instructions from the beneficial owner of the shares, and therefore, broker non-votes may occur on Proposals 1, 2, 3, and 4.

How are the votes counted?

Our transfer agent, Computershare Investor Services, will serve as tabulator and will count the votes. You may vote FOR, AGAINST, or ABSTAIN with respect to each director nominee and on Proposals 2, 4, and 5. You may vote EVERY YEAR, EVERY 2 YEARS, EVERY 3 YEARS, or ABSTAIN on Proposal 3. If you abstain from voting on any director nominee or item, your abstention will not have an effect on the outcome of the vote. In tabulating the voting results, only FOR and AGAINST votes are counted except for Proposal 3 where only EVERY YEAR, EVERY 2 YEARS, and EVERY 3 YEARS votes are counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Can I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you vote by Internet or by telephone only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted. If you vote by signing and returning a proxy card, you may change your vote by completing a new proxy card with a later date. You may also revoke your proxy and change your vote by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary at 222 West Adams Street, Chicago, Illinois 60606.

What happens if other matters come up at the Annual Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the meeting, the Proxyholders will have the discretion to vote the proxies held by them in accordance with their best judgment.

However, we have not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

GATX CORPORATION - 2017 Proxy Statement	73

QUESTIONS AND ANSWERS ABOUT THE MEETING

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the 39,331,094 shares of our common stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

How is it determined whether a matter has been approved?

Assuming a quorum is present, each director nominee will be elected by a majority of votes cast with respect to his or her election. A majority of votes cast means that the number of votes cast FOR the election of a director nominee exceeds the number of votes cast AGAINST such director nominee’s election. Under the Board’s existing resignation policy, each director is expected to tender his or her resignation when nominated for election to the Board. The resignation will become effective only if the director receives more votes AGAINST his or her election than FOR votes and the Governance Committee, or other duly authorized committee of the Board, decides to accept the resignation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of director nominees.

Approval of Proposals 2, 4, and 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. For Proposal 3, the frequency of future votes on executive compensation, the frequency having the affirmative vote of the greatest number of shares voted on such proposal shall be approved.

What shares are covered by the proxy card?

Shareholders Who Are Not Current or Former GATX Employees. If you are not a current or former employee of GATX, the standard proxy card covers all shares held by you of record.

Current or Former GATX Employees. If you are a current or former employee of GATX and you have shares in the GATX Stock Fund as a result of your participation in the GATX salaried or hourly 401(k) plans (collectively, the “401(k) Plans”), you will receive a separate proxy card for any shares you hold in those plans (your “Plan Shares”). This separate proxy card will cover all of your Plan Shares. Subject to applicable law, the trustee of the 401(k) Plans will vote your Plan Shares in accordance with the voting instructions you provide by completing and returning the proxy card for your Plan Shares or by voting your Plan Shares by Internet or by telephone. If you do not instruct the trustee how to vote, the trustee will vote your Plan Shares in the same proportion as those Plan Shares for which the trustee receives timely voting instructions from other shareholder participants in the 401(k) Plans. To allow sufficient time for the trustee to vote your Plan Shares in accordance with your direction, your voting instructions must be received by the trustee no later than 8:00 a.m. Eastern Time on May 1, 2017. Please note that the proxy card covering your Plan Shares does not cover any other GATX shares held by you outside of the 401(k) Plans, and you will need to provide separate voting instructions for your non-Plan Shares as described above.

Who pays to prepare, mail, and solicit the proxies?

GATX pays all the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees to forward proxy materials to the beneficial owners and to obtain authority to execute proxies, and we generally reimburse these brokers, banks, voting trustees, and other nominees for their expenses upon request.

74	GATX CORPORATION - 2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING

We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail, and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $9,500 plus expenses. In addition, certain directors, officers, or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail, or personal contact.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

By Order of the Board of Directors,

Executive Vice President, General Counsel and

Corporate Secretary

GATX CORPORATION - 2017 Proxy Statement	75

Exhibit A	GATX Corporation Director Independence Standard

A director of the Company will not be considered “independent” if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive of the Company.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

•

(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such firm; (C) the director has an immediate family member who is a current employee of such firm and who works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•

The director is a partner of a firm providing tax, accounting, legal, or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

•

The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the evaluation period, are more than the greater of one percent of the annual revenues of that company or $1 million.

•

The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than 1% of the other company’s total consolidated assets.

•

The director serves as an officer, director, or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceeded 1% of that organization’s total annual charitable receipts during its last completed fiscal year.

In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

GATX CORPORATION - 2017 Proxy Statement	A-1

Exhibit B	Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain financial measures computed using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components.

We exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION - 2017 Proxy Statement	B-1

EXHIBIT B RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation

The following table presents shareholders’ equity, excluding accumulated other comprehensive loss, as of December 31 (in millions):

	2016	2015	2014	2013
Shareholders’ equity (GAAP)	$1,347.2	$1,280.2	$1,314.0	$1,397.0
Add: accumulated other comprehensive loss	211.1	198.8	148.4	42.7

Shareholders’ equity, excluding accumulated other comprehensive loss (non-GAAP)	$1,558.3	$1,479.0	$1,462.4	$1,439.7

The following table presents net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items (in millions, except per share data):

	2016	2015	2014
Net income (GAAP)	$257.1	$205.3	$205.0
Adjustments attributable to consolidated income, pretax:
Railcar impairment at Rail North America (1)	29.8	—	—
Net loss on wholly owned Portfolio Management marine investments (2)	2.5	9.2	—
Residual sharing settlement at Portfolio Management (3)	(49.1)	—	—
Early retirement program (4)	—	9.0	—

Total adjustments attributable to consolidated income, pretax	$(16.8)	$18.2	$—
Income taxes thereon, based on applicable effective tax rate	$7.2	$(6.9)	$—
Other income tax adjustments attributable to consolidated income:
Foreign tax credit utilization (5)	(7.1)	—	—
Income tax rate change (6)	—	14.1	—

Total other income tax adjustments attributable to consolidated income	$(7.1)	$14.1	$—
Adjustments attributable to affiliates’ earnings, net of taxes:
Net (gain) loss on Portfolio Management affiliate (2)	(0.6)	11.9	—
Income tax rate changes (7)	(3.9)	(7.7)	—

Total adjustments attributable to affiliates’ earnings, net of taxes	$(4.5)	$4.2	$—

Net income, excluding tax adjustments and other Items (non-GAAP)	$235.9	$234.9	$205.0

Diluted earnings per share	$6.29	$4.69	$4.48
Diluted earnings per share, excluding tax adjustments and other items	$5.77	$5.37	$4.48
Return on equity (GAAP)	19.6%	15.8%	15.1%
Return on equity, excluding tax adjustments and other items (non-GAAP)	18.0%	18.1%	15.1%
Return on equity, excluding accumulated other comprehensive loss (non-GAAP) (8)	16.3%	13.1%	13.1%

(1)	In 2016, we recorded impairment losses related specifically to certain railcars in flammable service that we believe have been permanently and negatively impacted by regulatory changes.
(2)	In 2015, we made the decision to exit the majority of our non-core, marine investments within our Portfolio Management segment. As a result, we recorded losses and gains associated with the impairments and sales of certain investments.
(3)	Proceeds were recorded as a result of the settlement of a residual sharing agreement related to a residual guarantee we provided on certain rail assets.
(4)	Expenses associated with an early retirement program offered to certain eligible employees.
(5)	Benefits attributable to the utilization of foreign tax credit carryforwards.
(6)	A net deferred income tax adjustment attributable to an increase of our effective state income tax rate.
(7)	Deferred tax adjustments due to enacted statutory rate decreases in the United Kingdom in 2016 and 2015.
(8)	Return on equity for 2016, 2015 and 2014 excludes favorable adjustments of $15.6 million, $16.0 million, and $15.7 million, respectively, related to a change in the accounting estimate of depreciable lives for railcars.

B-2	GATX CORPORATION - 2017 Proxy Statement

Exhibit C	Amended and Restated 2012 Incentive Award Plan

GATX CORPORATION

AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

GATX Corporation (the “Company”) originally adopted the 2012 Incentive Award Plan (the “2012 Plan”) effective April 27, 2012 (the “2012 Effective Date”) in order to promote the success and enhance the value of the Company by linking the individual interests of the members of the Board and Employees to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The 2012

Plan is amended, restated, and continued in the form of this GATX Corporation Amended and Restated 2012 Incentive Award Plan (as it may be further amended and restated from time to time, the “Plan”). The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards, or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Phantom Stock award, a Stock Payment award, a Stock Appreciation

Right, or a cash-based award, which may be awarded or granted under the Plan (collectively, “Awards”).

2.4 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract, or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.5 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Change in Control” shall mean and includes each of the following:

(a) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the

GATX CORPORATION - 2017 Proxy Statement	C-1

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.7;

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger or consolidation, or sale or other disposition (including, without limitation, a disposition occurring by merger, consolidation, sale, or other similar transactions of one or more subsidiaries of the Company) of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination (other than a Business Combination of the type referred to in the first parenthetical of this subsection (c) which results in the disposition of all or substantially all of the assets of the Company), (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business

Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(e) Consummation of a reorganization, merger or consolidation, or sale or other disposition of any subsidiary or of all or substantially all of the assets of any subsidiary of the Company or a disposition (in a single transaction or series of integrated transactions) of all or substantially all of the assets of an operating segment of the Company as identified in the financial statements included in the Company’s most recent Annual Report on Form 10-K (each a “Business Segment”) that is, in either case, the primary employer of a Holder or to which the Holder’s responsibilities primarily relate immediately prior thereto, and which does not constitute a Business Combination as defined in Section 2.7(c), unless immediately thereafter the Company, either directly or indirectly, owns (i) at least 50% of the voting stock of any such subsidiary disposed of or (ii) in the case of the disposition of all or substantially all of the assets of a subsidiary or Business Segment, at least 50% of both the voting power over and the equity in any entity holding title to such assets.

2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

C-2	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

2.9 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.10 “Common Stock” shall mean the common stock of the Company, par value $0.625 per share.

2.11 “Company” shall have the meaning set forth in Article 1.

2.12 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Director” shall mean a member of the Board, as constituted from time to time.

2.14 “Director Limit” shall have the meaning set forth in Section 4.7.

2.15 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.16 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.17 “Effective Date” shall mean the date this amended and restated Plan is approved by the Board, subject to approval of the Plan by the Company’s shareholders.

2.18 “Eligible Individual” shall mean any person who is an Employee or a Non-Employee Director, as determined by the Committee.

2.19 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.20 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.22 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock

Exchange, the NASDAQ Global Market, and the NASDAQ Global Select Market), (ii) national market system, or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the average of the highest and lowest prices at which a Share is traded on such exchange or system on the date as of which the determination is being made or, if the Common Stock is not traded on the date in question, the average of the highest and lowest prices on the next preceding date on which the Common Stock is traded, based on such source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system, or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in such source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system, or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.23 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary) and that is settled in Shares.

2.24 “Greater Than 10% Shareholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.25 “Holder” shall mean a person who has been granted an Award.

2.26 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.27 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

GATX CORPORATION - 2017 Proxy Statement	C-3

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

2.28 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.29 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall only be Non-Qualified Stock Options.

2.30 “Option Term” shall have the meaning set forth in Section 6.4.

2.31 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.32 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.33 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) income (gross or net, either before or after taxes); (iv) adjusted income (gross or net); (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) productivity; (xxv) operating efficiency; (xxvi)

economic value-added; (xxvii) cash flow return on capital; (xxviii) return on net assets; (xxix) total gross income less total ownership costs; and (xxx) ownership costs, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or infrequent corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.35 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a

C-4	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.36 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.37 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

2.38 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local, or foreign tax and securities laws applicable to transferable Awards.

2.39 “Phantom Stock” shall mean the right to receive Shares or the Fair Market Value of such Shares awarded under Article 9.

2.40 “Plan” shall have the meaning set forth in Article 1.

2.41 “Prior Plan” shall mean the GATX Corporation 2004 Equity Incentive Compensation Plan.

2.42 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.43 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.44 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.45 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.46 “Shares” shall mean shares of Common Stock.

2.47 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.48 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.49 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase

Shares, as part of a bonus, deferred compensation, or other arrangement, awarded under Section 10.3.

2.50 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.51 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.52 “Termination of Service” shall mean:

(a) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary, including, but not limited to, as a consultant.

(b) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability, or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent

GATX CORPORATION - 2017 Proxy Statement	C-5

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-

employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) 7,000,000 plus (ii) any Shares subject to awards under the Prior Plan which after the 2012 Effective Date are forfeited or lapse unexercised or are settled in cash or are not issued under the Prior Plan; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by (x) 2.0 shares for each Share delivered in settlement of any Full Value Award granted on or after the Effective Date and (y) 1.7 shares for each Share delivered in settlement of any Full Value Award granted prior to the Effective Date. After the 2012 Effective Date, no awards may be granted under the Prior Plan, however, any awards under the Prior Plan that are outstanding as of the 2012 Effective Date shall continue to be subject to the terms and conditions of the Prior Plan.

(b) If (i) any Shares subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part) or (ii) any Shares subject to an award under the Prior Plan are forfeited or expire or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award granted under this Plan is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by (x) 2.0 Shares subject to such Full Value Award granted on or after the Effective Date and (y) 1.7 Shares subject to each Full Value Award granted prior to the Effective Date that is forfeited, expired, or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted, or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals

C-6	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, (a) the maximum aggregate number of Shares with respect to one or more Option or Stock Appreciation Right Awards that may be granted to any one person during any calendar year shall be 500,000, (b) the maximum aggregate number of Shares with respect to one or more Full Value Awards that may be granted to any one person during any calendar year shall be 300,000, and (c) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards originally designated to be payable only in cash shall be $5,000,000.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel, or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement

hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with

GATX CORPORATION - 2017 Proxy Statement	C-7

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded, or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations, or taxes shall be references to the laws, rules, regulations, and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.7 Non-Employee Director Awards. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted or fees otherwise payable to a Non-Employee Director during any calendar year shall not exceed $350,000 (the “Director Limit”).

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the

C-8	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Shareholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

GATX CORPORATION - 2017 Proxy Statement	C-9

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator, and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator; provided, however, no Option which vests solely based on time shall vest over a period of less than one year. Notwithstanding the foregoing, at any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state, or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

C-10	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Shareholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock subject to vesting conditions, dividends which are paid prior to vesting shall be paid out to the Holder only if, when and to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance, or other criteria selected by the Administrator; provided, however, that Restricted Stock that vests based solely on time, shall become vested over a period of not less than one year. Notwithstanding the foregoing, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement, disability, or any other specified Termination of Service, or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

GATX CORPORATION - 2017 Proxy Statement	C-11

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS AND PHANTOM STOCK

9.1 Grant of Restricted Stock Units and Phantom Stock. The Administrator is authorized to grant Awards of Restricted Stock Units and Phantom Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award and a Phantom Stock award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award or Phantom Stock award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.4 Vesting. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units and Phantom Stock shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance, or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator; provided, however, that, Restricted Stock Units and Phantom Stock that vests solely based on time, shall become vested and nonforfeitable over a period of not less than one year. Notwithstanding the foregoing, by action taken after the Restricted Stock Unit or Phantom Stock is granted, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Restricted Stock Unit or Phantom Stock vests.

9.5 Maturity/Settlement and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units and the settlement date applicable to each grant of Phantom Stock, which shall be no earlier than the vesting date or dates of such Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided, however, that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit or the settlement date relating to each share of Phantom Stock occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit or Phantom Stock vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit or Phantom Stock vests. On the maturity date or the settlement date, as applicable, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit or share of Phantom Stock, as applicable, scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or settlement date, as applicable, or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units or Phantom Stock shall only be payable while the Holder is an Employee or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award or Phantom Stock award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement, disability, or any other specified Termination of Service.

9.7 No Rights as a Shareholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units or Phantom Stock shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units or Phantom Stock, as applicable, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

C-12	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents shall be paid out to the Holder only if, when and to the extent that such Awards vest. The value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator; provided, however, no Stock Payment which vests solely based on time shall vest over a period of less than one year. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company shareholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to such Eligible Individual.

10.4 Term. The term of a Performance Award, Dividend Equivalent award and/or Stock Payment award shall be set by the Administrator in its sole discretion.

10.5 Purchase Price. The Administrator may establish the purchase price of a Performance Award or shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

10.6 Termination of Service. A Performance Award, Stock Payment award and/or Dividend Equivalent award is distributable only while the Holder is an Employee or Director, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award and/or Stock Payment award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement, disability, or any other specified Termination of Service.

GATX CORPORATION - 2017 Proxy Statement	C-13

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, however, that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator; provided, however, no Stock Appreciation Right which vests solely based on time shall vest over a period of less than one year. Notwithstanding the foregoing, at any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be

C-14	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local, and foreign taxes (including the Holder’s FICA, employment tax, or other social security contribution obligation)

required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 12.1 hereof, including, without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be no greater than the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdiction for federal, state, local, and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b):

(i) No Award under the Plan may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

GATX CORPORATION - 2017 Proxy Statement	C-15

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

(ii) No Award or interest or right therein shall be liable for the debts, contracts, or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) an Award may not be transferred for value or consideration, and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws, and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program, and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided, however, that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities, and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules, and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions

C-16	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule, or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary, or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of the claw-back policy for equity awards and incentive compensation adopted by the Company, including, without limitation, any amendment to such claw-back policy adopted to further comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer

Protection Act and any rules or regulations promulgated thereunder or any other applicable laws or regulations, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Prohibition on Repricing. Except as permitted under Section 14.2, the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

12.7 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 12.7 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including, but not limited to, the Holder’s name, home address, and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, and details of all Awards, in each case, for the purpose of implementing, managing, and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data among themselves as necessary for the purpose of implementation, administration, and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration, and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such

GATX CORPORATION - 2017 Proxy Statement	C-17

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder’s ability to participate in the

Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation, and application of the Plan as are not inconsistent therewith, to interpret, amend, or revoke any such rules and to amend any

Program or Award Agreement; provided, however, that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

C-18	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2(d); and

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the

Administrator deems necessary or advisable to administer the Plan.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; and provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. In addition, to the extent necessary and desirable to comply with any applicable law or stock exchange rule, the Administrator shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Except as provided in Section 14.10, no amendment,

GATX CORPORATION - 2017 Proxy Statement	C-19

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

C-20	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event of a Change in Control, other than one occurring under Section 2.7(e), in which the an Award continues in effect or is assumed or an equivalent Award substituted, and the surviving or successor corporation terminates Holder’s employment or service without cause upon or within twenty-four (24) months, or such lesser period as specified in the Award Agreement, following such Change in Control (not including a Change in Control under Section 2.7(e)), then such Holder shall be fully vested in such continued, assumed, or substituted Award. In the event of a Change in Control under Section 2.7(e), the Administrator, in its sole discretion, may specify in the Award Agreement, or at the time of such Change in Control, the treatment of any Award held by a Holder whose employment is affected by such Change in Control.

(e) In the event that the successor corporation in a Change in Control (other than a Change in Control under Section 2.7(e)) refuses to assume or substitute for the Award, such Awards shall become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control (other than a Change in Control under Section 2.7(e)), the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of such Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization,

GATX CORPORATION - 2017 Proxy Statement	C-21

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. If the Plan is not approved by the Company’s shareholders, (i) it will not become effective, (ii) no Awards shall be granted under the terms of this Plan document, and (iii) the 2012 Plan will continue in full force and effect in accordance with its terms not taking into account the provisions of this amendment and restatement.

14.4 No Shareholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock, or assets of any corporation, partnership, limited liability company, firm, or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local, and foreign laws, rules, and regulations (including but not limited to state, federal, and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to conflicts of laws thereof or of any other jurisdiction.

C-22	GATX CORPORATION - 2017 Proxy Statement

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan or the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A of the Code, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A of the Code and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A of the Code then to the extent required in order to avoid a prohibited distribution under Section 409A of the Code, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A of the Code or otherwise. The Company shall have no obligation under this Section 14.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A of the Code with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A of the Code.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.13 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

GATX CORPORATION - 2017 Proxy Statement	C-23

EXHIBIT C AMENDED AND RESTATED 2012 INCENTIVE AWARD PLAN

14.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of GATX Corporation on                     , 2017.

* * * * *

I hereby certify that the foregoing Plan was approved by the shareholders of GATX Corporation on                     , 2017.

Executed on this     day of                     , 2017.

Corporate Secretary

C-24	GATX CORPORATION - 2017 Proxy Statement

Exhibit D	Location of the 2017 Annual Meeting of the Shareholders of GATX Corporation

The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois

The Annual Meeting will be held in the Assembly Room, Sixth Floor, of The Northern Trust Company, which is located at 50 S. LaSalle Street on the northwest corner of the intersection of LaSalle and Monroe Streets in Chicago, Illinois.

GATX CORPORATION - 2017 Proxy Statement	D-1

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

The deadline for submitting proxies by Internet or telephone is 11:59 p.m. Eastern Time, on May 4 (for registered shares) and 8:00 a.m. Eastern Time, on May 1 (for Plan Shares, as defined in the Proxy Statement).

Vote by Internet
• Go to www.envisionreports.com/GATX
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5, AND EVERY YEAR FOR PROPOSAL 3.

1.	ELECTION OF DIRECTORS:												+
	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Diane M. Aigotti	☐	☐	☐	05 - James B. Ream	☐	☐	☐	08 - Casey J. Sylla	☐	☐	☐

	02 - Anne L. Arvia	☐	☐	☐	06 - Robert J. Ritchie	☐	☐	☐	09 - Stephen R. Wilson	☐	☐	☐

	03 - Ernst A. Häberli	☐	☐	☐	07 - David S. Sutherland	☐	☐	☐	10 - Paul G. Yovovich	☐	☐	☐

	04 - Brian A. Kenney	☐	☐	☐

			For	Against	Abstain		For	Against	Abstain
2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION		☐	☐	☐	4. APPROVAL OF THE GATX CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN	☐	☐	☐
		Every Year	Every 2 Years	Every 3 Years	Abstain

5. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

							☐	☐	☐
3.	ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2016 Annual Report to Shareholders are available at: www.envisionreports.com/GATX

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GATX Corporation

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2017

THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden, and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60603 on Friday, May 5, 2017, at 9:00 a.m. Central Time, and at any adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all the nominees for director in proposal 1, FOR proposals 2, 4 and 5, and EVERY YEAR on proposal 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(Continued and to be marked, dated, and signed, on the other side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5, AND EVERY YEAR FOR PROPOSAL 3.

1.	ELECTION OF DIRECTORS:												+
	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Diane M. Aigotti	☐	☐	☐	05 - James B. Ream	☐	☐	☐	08 - Casey J. Sylla	☐	☐	☐

	02 - Anne L. Arvia	☐	☐	☐	06 - Robert J. Ritchie	☐	☐	☐	09 - Stephen R. Wilson	☐	☐	☐

	03 - Ernst A. Häberli	☐	☐	☐	07 - David S. Sutherland	☐	☐	☐	10 - Paul G. Yovovich	☐	☐	☐

	04 - Brian A. Kenney	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION		☐	☐	☐	4.	APPROVAL OF THE GATX CORPORATION AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN	☐	☐	☐
3.	ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	Every Year ☐	Every 2 Years ☐	Every 3 Years ☐	Abstain ☐	5.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017	☐	☐	☐
						In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X	+

02IVOF

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2016 Annual Report to Shareholders are available at: www.edocumentview.com/GATX

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GATX Corporation

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2017

THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden, and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60603 on Friday, May 5, 2017, at 9:00 a.m. Central Time, and at any adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all the nominees for director in proposal 1, FOR proposals 2, 4 and 5, and EVERY YEAR on proposal 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(Continued and to be marked, dated, and signed, on the other side.)